ACQUISITION AGREEMENT

                                  by and among


                                 C-COR.NET CORP.

                           C-COR EUROPE HOLDING, B.V.

                             BROADBAND CAPITAL CORP.

                             BROADBAND ROYALTY CORP.

                                   (as buyers)


                                       and


                          ADC TELECOMMUNICATIONS, INC.

                       ADC BROADBAND COMMUNICATIONS, INC.

                        ADC INTERNATIONAL HOLDING COMPANY

                           ADC PHASOR ELECTRONICS GMBH

                              ADC ARGENTINA, S.R.L.

                                  (as sellers)





                                  July 9, 2001

                                Table of Contents

                                                                            Page

Article I DEFINITIONS..........................................................2
         1.1      Defined Terms................................................2
Article II THE TRANSACTION....................................................11
         2.1      Sale and Purchase of Assets.................................11
         2.2      Excluded Assets of Sellers..................................13
         2.3      Assumed Liabilities.........................................13
         2.4      Excluded Liabilities........................................14
         2.5      The Closing.................................................15
         2.6      Purchase Price..............................................15
         2.7      Consent of Third Parties; Further Assurances................17
         2.8      Customer Billing............................................17
         2.9      Assignment and Copyright Licenses...........................18
Article III REPRESENTATIONS AND WARRANTIES OF SELLERS.........................18
         3.1      Organization and Authority..................................19
         3.2      Authorization; Binding Obligation...........................19
         3.3      Capitalization..............................................19
         3.4      No Violations...............................................20
         3.5      Financial Statements........................................21
         3.6      Absence of Changes..........................................21
         3.7      Assets......................................................22
         3.8      Personal Property...........................................22
         3.9      Permits, Licenses...........................................22
         3.10     Compliance with Laws and Litigation.........................23
         3.11     Employee Matters............................................23
         3.12     Agreements..................................................26
         3.13     Environmental Matters.......................................27
         3.14     No Undisclosed Liabilities..................................28
         3.15     Warranty Claims.............................................28
         3.16     Purchased Assets............................................28
         3.17     Real Estate.................................................29
         3.18     Tax Matters.................................................30
         3.19     Intellectual Property.......................................31
         3.20     Accounts....................................................33
         3.21     Books and Records...........................................33
         3.22     Brokers, Finders, etc.......................................33
         3.23     Affiliate Transactions......................................34
         3.24     No Implied Representations..................................34
Article IV REPRESENTATIONS AND WARRANTIES OF BUYERS...........................34
         4.1      Organization and Authority..................................35
         4.2      Authorization; Binding Obligation...........................35
         4.3      No Violations...............................................35
         4.4      Brokers, Finders, etc.......................................36
         4.5      Financial Capability........................................36


                                       I

         4.6      Inspections; Limitation of the ADC Group's Warranties.......36
Article V CERTAIN COVENANTS...................................................36
         5.1      Information.................................................36
         5.2      Ancillary Agreements........................................37
         5.3      Tax Reporting and Allocation of Consideration...............37
         5.4      Tax Matters.................................................38
         5.5      Employees and Employee Benefits.............................40
         5.6      Notice to Buyers............................................42
         5.7      Conduct of the Business.....................................43
         5.8      Covenant Not to Compete; Nonsolicitation....................44
         5.9      Material Consents...........................................45
         5.10     Notice to Customers.........................................45
         5.11     Confidentiality.............................................46
         5.12     Accounts Receivable and Related Claims......................47
         5.13     No Solicitation.............................................47
         5.14     Agreement to Cooperate......................................47
         5.15     Information Systems.........................................48
         5.16     Financial Statements........................................49
         5.17     Transfer of Facilities......................................49
         5.18     Intellectual Property.......................................49
         5.19     Customer and Supplier Contracts.............................50
         5.20     Governmental Permits........................................50
         5.21     Hub Scrub Reserve...........................................50
         5.22     Privilege and Litigation Matters............................51
         5.23     Use of Premises by ADC Group after Closing..................52
         5.24     Transitional Trademark License..............................52
         5.25     Notice of Quotas Transfer...................................53
         5.26     Estoppel Certificates.......................................53
         5.27     Adatel Contracting..........................................53
Article VI CLOSING............................................................54
         6.1      Conditions Precedent to Each Party's Obligations............54
         6.2      Conditions Precedent to Buyers' Obligations.................54
         6.3      Conditions Precedent to Sellers' Obligations................55
Article VII INDEMNIFICATION AND SURVIVAL......................................57
         7.1      Indemnification and Survival of Representations and
                  Warranties and Covenants....................................57
Article VIII TERMINATION......................................................60
         8.1      Termination.................................................60
         8.2      Procedure and Effect of Termination.........................61
         8.3      Waiver......................................................61
Article IX MISCELLANEOUS......................................................61
         9.1      Notices.....................................................61
         9.2      Expenses....................................................62
         9.3      Entire Agreement............................................62
         9.4      Assignment; Binding Effect; Severability....................62

                                       II

         9.5      Governing Law...............................................63
         9.6      Execution in Counterparts...................................63
         9.7      Public Announcement.........................................63
         9.8      No Third Party Beneficiaries................................63
         9.9      Interpretation..............................................63
         9.10     Amendments..................................................64





                                      III

                                    SCHEDULES


Schedule 1.1(a)
Schedule 1.1(b)
Schedule 2.1(c)
Schedule 2.1(c)(iii)
Schedule 2.1(c)(viii)
Schedule 2.1(d)
Schedule 2.2
Schedule 2.3
Schedule 2.3(a)(i)
Schedule 2.9(a)
Schedule 3.1
Schedule 3.3(a)
Schedule 3.3(b)
Schedule 3.4(a)
Schedule 3.4(b)
Schedule 3.5
Schedule 3.6
Schedule 3.7
Schedule 3.8
Schedule 3.9
Schedule 3.10
Schedule 3.11(a)
Schedule 3.11(b)
Schedule 3.11(h)
Schedule 3.11(i)
Schedule 3.11(j)
Schedule 3.11(k)
Schedule 3.11(l)
Schedule 3.12
Schedule 3.13(b)
Schedule 3.13(c)
Schedule 3.14
Schedule 3.15
Schedule 3.16
Schedule 3.16(a)
Schedule 3.16(b)
Schedule 3.17(a)
Schedule 3.17(d)
Schedule 3.18
Schedule 3.18(b)
Schedule 3.19(a)
Schedule 3.19(b)
Schedule 3.19(c)
Schedule 3.20

                                       IV

Schedule 3.21
Schedule 3.23
Schedule 4.1
Schedule 4.3(b)
Schedule 5.3
Schedule 5.5(b)
Schedule 5.5(d)
Schedule 5.7(h)
Schedule 5.21
Schedule 6.2(f)


                                       V

                                   EXHIBITS




Exhibit 5.18
Exhibit 6.2(g)
Exhibit 6.3(e)


                                       VI

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (the "Agreement") is dated as of July 9, 2001 by and among ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), ADC Broadband Communications, Inc., a Delaware corporation and wholly owned subsidiary of ADC ("ADC Broadband"), ADC International Holding Company, a Minnesota corporation and wholly owned subsidiary of ADC ("ADC International", and together with ADC and ADC Broadband, the "Sellers", and each, individually, a "Seller"), ADC Phasor Electronics GmbH, an Austrian company and wholly-owned subsidiary of ADC ("ADC Austria"), ADC Argentina, S.R.L., an Argentine limited liability company and indirect wholly-owned subsidiary of ADC ("ADC Argentina", and together with ADC Austria, the "ADC Foreign Subsidiaries") and C-COR.net Corp., a Pennsylvania corporation ("C-COR.net."), Broadband Capital Corp., a Delaware corporation and wholly owned subsidiary of C-COR.net. ("Broadband Capital"), Broadband Royalty Corp., a Delaware corporation and wholly owned subsidiary of C-COR.net Corp. ("Broadband Royalty"), and C-COR Europe Holding, B.V., a Netherlands corporation and wholly owned subsidiary of C-COR.net ("C-COR Europe", and together with C-COR.net, Broadband Capital and Broadband Royalty, the "Buyers", and each, individually, a "Buyer"). ADC, ADC Broadband, ADC International and the ADC Foreign Subsidiaries shall be referred to herein, collectively, as the "ADC Group").

                                    RECITALS

         WHEREAS, the ADC Group is, among other things, engaged in the BCD Business (as hereinafter defined);

         WHEREAS, Sellers have determined that their sale of certain assets and liabilities of the BCD Business and all of the equity interests of the ADC Foreign Subsidiaries to Buyers on the terms and conditions set forth herein (the "Sale") is consistent with and in furtherance of the long-term business strategies of Sellers, and is fair to, and in the best interests of Sellers' shareholders;

         WHEREAS, Buyers have determined that the Sale is consistent with and in furtherance of the long-term business strategies of Buyers; and

         WHEREAS, Sellers will transfer certain assets and liabilities of the BCD Business and all of the equity interests of the ADC Foreign Subsidiaries to Buyers, and Buyers will purchase such assets and equity interests and assume such liabilities from Sellers, on the terms and conditions set forth herein. Sellers and Broadband Royalty will enter into the License Agreement relating to the transactions contemplated hereby (the "Ancillary Agreements").

         NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   Article I

                                   DEFINITIONS

         1.1 Defined Terms. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

           "Accounting Principles" shall have the meaning set forth in Section 3.5.

           "Accounts Payable" shall have the meaning set forth in Section 3.20.

           "Accounts Receivable" shall have the meaning set forth in Section
3.20.

           "Adatel Contract" shall mean the Master Agreement, dated June 9, 2000, between ADC and Adatel-TV e Comunicacoes Osasco e Sao Jose S.A.

           "ADC Foreign Subsidiaries" shall mean, collectively, ADC Austria and ADC Argentina.

           "ADC Group" shall have the meaning set forth in the first paragraph of this Agreement.

           "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (excluding consequential and punitive damages), dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, exceeding any insurance proceeds received regarding such matters and any tax benefits accruing to Buyers as a result of such Adverse Consequences.

           "Affiliate" of a Person means any Person controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

           "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

           "Ancillary Agreements" shall have the meaning set forth in the Recitals.

           "Applicable Law" shall mean all applicable provisions of all statutes, laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, injunctions, awards judgments, permits and licenses of or from Governmental Authorities, including, without limitation, those relating to the use or regulation of the subject item.

           "Asset Acquisition Statement" shall have the meaning set forth in
Section 5.3.

           "Assumed Liabilities" shall have the meaning set forth in Section
2.3.

           "Assigned Third Party BCD Intellectual Property" shall have the meaning set forth in Section 2.9(a).

           "Balance Sheet" shall mean the May 5, 2001 pro forma balance sheet attached hereto as Exhibit 1.1(a) relating to the BCD Business.

           "BCD Business" shall mean:

           (A) Developing, making, using, marketing, selling, offering to sell, or importing, substantially, by ADC's Broadband Communications Division located in Meriden and Wallingford, CT, Buenos Aires, Argentina and Klagenfurt, Austria, the following products if marketed for transport of digital video, voice, data signals and information over fiber optic media in cable television backbone, point-to-point, and ring networks:

     o   Equipment shelves
     o   Fans
     o   Power supplies
     o   1550 nm transmitters
     o   1310 nm transmitters
     o   1550 nm receivers
     o   1310 nm receivers
     o   DWDM channelized transmitters
     o   Dense wave division multiplexors
     o   Drop/Add/Pass control cards
     o   Serial digital video (SMPTE-259M) and DVB-ASI encoders
     o   Serial digital video (SMPTE-259M) and DVB-ASI decoders
     o   DVB-ASI-only encoders
     o   DVB-ASI-only decoders
     o   NTSC studio-quality video, 10-bit encoders
     o   NTSC studio-quality video, 10-bit decoders
     o   PAL studio-quality video, 10-bit encoders
     o   PAL studio-quality video, 10-bit decoders
     o   Diplexed audio demodulators
     o   Diplexed audio modulators
     o   NTSC 10-bit IF encoders
     o   NTSC 10-bit IF decoders
     o   10-bit IF encoders optimized for MMDS applications
     o   10-bit IF decoders optimized for MMDS applications
     o   Composite PAL B/G IF encoders
     o   Composite PAL B/G IF decoders
     o   Composite PAL I IF encoders

     o   Composite PAL I IF decoders
     o   PAL QAM IF encoders
     o   PAL QAM IF decoders
     o Fast Etherling switch for transport of native mode 10 base-T Ethernet and 100 base-Tx Fast Ethernet signals over metropolitan Area Networks/Wide Area Networks
     o   Receivers
     o   Encoders
     o   Decoders
     o   Fast Ethernet modules
     o   Multiplexors
     o   Demultiplexors
     o   Dispersion compensators
     o   Tributary access systems
     o   Erbium-doped fiber amplifiers (EDFAs)
     o   Switch and synchronizers (SAS)
     o   Network management software
     o   Accessories

           (B) Developing, making, using, marketing, selling, offering to sell, or importing, substantially, by ADC's Broadband Communications Division located in Meriden and Wallingford, CT, Buenos Aires, Argentina and Klagenfurt, Austria, the following products if marketed for the transport of radio frequency (RF) signals over hybrid fiber coax (HFC) networks:

     o   Equipment shelves
     o   Fans
     o   Power supplies
     o   1310 nm optical transmitters
     o   Forward-path optical receivers
     o   Dual return-path optical receivers
     o   1550 nm optical transmitters
     o   1550 nm erbium-doped fiber amplifiers (EDFAs)
     o   Power domain nodes
     o   Quad return-path optical receivers
     o   Single return-path optical receivers
     o   1550 nm DWDM narrowcast transmitters
     o   Analog DWDM return-path transmitters
     o   1550 nm return-path transmitters
     o   1310 nm return-path transmitters
     o   Optical distribution nodes
     o   1550 nm 5-42 MHz DWDM digital return transmitters
     o   5-42 MHz digital return receivers
     o   870Mhz RF trunk bridger network amplifiers

     o   870MHz RF high-gain bridger network amplifiers
     o   RF line extenders amplifiers
     o   Fans
     o   Status monitoring controllers
     o   5-65 MHz DWDM digital return transmitters
     o   5-65 MHz digital return receivers
     o   Dual returnpath transmitters
     o   Combiners
     o   Diplex filters
     o   Deep fiber nodes
     o   Passive coax nodes
     o   5-42 MHz digital return transmitters
     o   Network management modules
     o   Return amplifiers
     o   Pedestals amplifiers
     o   Apartment amplifiers
     o   550 MHz RF trunk amplifiers
     o   550 MHz RF bridger amplifiers
     o   Distribution amplifiers
     o   Accessories

           (C) Any and all improvements, upgrades or modifications to the foregoing products made by the ADC Group prior to the Closing Date and any other product substantially developed, designed, manufactured, assembled, processed, sold, marketed, promoted or distributed prior to the Closing Date by ADC's Broadband Communications Division located in Meriden and Wallingford, CT, Buenos Aries, Argentina and Klagenfurt, Austria (the products listed above in clauses
(A) and (B) and referred to in this clause (C) are referred to herein as the "BCD Products").

           (D) Notwithstanding anything else in this Agreement or the Ancillary Agreements, Buyers shall be permitted to (i) sell, market, promote or distribute any of the BCD Products to any Person in any location or market; and (ii) make improvements, upgrades and modifications to the BCD Products.

           (E) The BCD Business does not include any ADC product or service existing as of the Closing Date substantially developed, designed, manufactured, assembled, processed, sold, marketed, promoted or distributed by any current unit of ADC other than its Broadband Communications Division and any improvements, upgrades, and modifications thereto.

           "BCD Business Financial Statements" shall have the meaning set forth in Section 3.5.

           "BCD Copyrights" shall have the meaning set forth in Section 2.9(b).

           "BCD Intellectual Property" shall have the meaning set forth in
Section 3.19.

           "Business Day" means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the Commonwealth of Pennsylvania.

           "Business Employees" means all individuals who are employed by any Seller in relation to the BCD Business and all individuals employed by either of the ADC Foreign Subsidiaries.

           "Buyers" shall have the meaning set forth in the first paragraph of this Agreement.

           "Closing" shall have the meaning set forth in Section 2.5.

           "Closing Date" shall have the meaning set forth in Section 2.5.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Contract" or "Contracts" shall mean all contracts, contractual rights, agreements, leases, purchase orders, warranty rights, sales order or any other agreement relating exclusively to the BCD Business, the Purchased Assets or the Assumed Liabilities, including, those contracts set forth on Schedule 3.12.

           "Copyrights" means all copyrights (whether or not registered) and registrations and applications for registration or renewals thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression.

           "Customer Obligations" means, with respect to the BCD Business, obligations relating to (i) sales returns and allowances; (ii) general warranty obligations; (iii) product service obligations; and (iv) spare parts inventory obligations, all as described on Schedule 1.1(b).

           "Damage" or "Damages" means any and all losses, liabilities, damages, penalties, obligations, awards, fines, deficiencies, diminution in value, interest, claims (including third party claims, whether or not meritorious), costs and expenses whatsoever (including reasonable attorneys', accountants' and environmental consultants' fees and disbursements).

           "Domestic Business Employees" means all Business Employees other than Business Employees of the ADC Foreign Subsidiaries.

           "Domestic Plan" or "Domestic Plans" shall have the meaning set forth in Section 3.11(b).

           "Domestic Transferred Employees" shall have the meaning set forth in
Section 5.5.

           "Encumbrance" shall mean any encumbrance of any kind whatsoever and includes any charge, claim, security interest, community property interest, mortgage, deed of trust, lien, judgment, tax lien, sewer rent, assessment, mechanics' or materialmen's liens, hypothecation, pledge, use, condition, occupancy, assignment, operation or ownership, easement, servitude, right of way, restriction, tenancy, encroachment or burden or any other right or claim and any restrictive covenant or other agreement, restriction or limitation of the subject property.

           "Environmental Laws" shall have the meaning set forth in Section 3.13(b).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate" means (i) any corporation included with Sellers in a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) which is under common control with Sellers within the meaning of Section 414(c) of the Code;
(iii) any member of an affiliated service group of which Sellers are members within the meaning of Section 414(m) of the Code; or (iv) any other person or entity treated as an affiliate of Sellers under Section 414(o) of the Code.

           "Excluded Assets" shall have the meaning set forth in Section 2.2.

           "Excluded Liabilities" shall have the meaning set forth in Section
2.4.

           "Foreign Plan" or "Foreign Plans" shall have the meaning set forth in
Section 3.11(j).

           "GAAP" means United States generally accepted accounting principles.

           "Governmental Authority" means the government of the United States of America, Argentina, Austria or any foreign country or any state, province, municipality or other political subdivision thereof or therein, or any court, tribunal, agency, department, board, instrumentality, authority or commission (including regulatory and administrative bodies) of any of the foregoing.

           "Governmental Permits" shall mean any and all of the governmental permits, licenses, certificates, building permits, variances, approvals, registrations, authorizations and other licenses relating to the use or occupancy of the Premises, issued to the ADC Group exclusively with respect to the BCD Business or either of the ADC Foreign Subsidiaries or which are used exclusively by Sellers or the ADC Foreign Subsidiaries in the operation of the BCD Business or the conduct of the BCD Business at the Premises, or which are otherwise required by law to be transferred to Buyers.

           "Hazardous Substances" shall have the meaning set forth in Section 3.13.

           "Hub Scrub Adjustment" shall have the meaning set forth in Section
2.6.

           "Hub Scrub Obligations" shall have the meaning set forth in Schedule 2.3(a)(i).

           "Hub Scrub Reserve" shall have the meaning set forth in Section 5.21.

           "Including" or any variation thereof means "including without limitation" and the term "including" or any variation thereof shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

           "Intellectual Property" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending
Patent applications, and whether or not under design or development, (ii) national and multinational statutory invention registrations, Patents and all improvements to the inventions disclosed in each such registration or Patent,
(iii) Trademarks, (iv) Copyrights, (v) Internet domain names and registrations and applications for registration or renewals thereof registered in the United States, Austria or Argentina (e.g., associated with the .com, .de, .ar, .at,
 .net or .org top level domains) and all other nations throughout the world, (vi) computer software (including source code, object code, firmware, operating systems and specifications), (vii) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (viii) industrial designs (whether or not registered), (ix) databases and data collections, (x) copies and tangible embodiments of any of the foregoing, in whatever form or medium (including electronic media), (xi) all rights to obtain and rights to apply for Patents, and to register Trademarks and Copyrights, (xii) all rights in all of the foregoing provided by treaties, conventions and common law, (xiii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing, and
(xiv) licenses to any of the foregoing.

           "Inventory" shall have the meaning set forth in Section 2.1(c)(ii).

           "IRS" means the United States Internal Revenue Service.

           "Knowledge" or "Knowledge of the ADC Group" or "to the ADC Group's Knowledge" means the actual knowledge, after due inquiry, of Dave Almeida, Lynn Dugle, Nii Quaye and Robert Switz. The term "due inquiry" shall include a duty to inquire of John Caezza, Mario Frattaroli, Segismundo Ulanowicz, Peter Maurer and Scott Loveland, and, solely with regard to Section 3.13, the additional duty to inquire of Bernie Wenzel.

           "Leased Real Estate" shall have the meaning set forth in Section
3.17.

           "Lease" or "Leases" shall have the meaning set forth in Section 3.17.

           "Leave of Absence" means an approved absence from employment that is classified as sick time, personal leave, family leave, industrial leave or Medical Leave.

           "Liability" or "Liabilities" shall mean any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on financial statements.

           "License Agreement" shall have the meaning set forth in Section 5.18.

           "Licensed BCD Intellectual Property" means BCD Intellectual Property that is owned by ADC and used in the BCD Business, the Assumed Liabilities or the Purchased Assets, and is to be licensed to Broadband Royalty pursuant to the License Agreement.

           "Material Adverse Effect" means any change or effect which would have a material adverse effect upon the business, financial condition, properties, or results of operations of the BCD Business taken as a whole (other than any change, effect, event or condition that arises from changes in general economic conditions or conditions affecting the industry of the BCD Business generally, or such changes, events or conditions resulting from the announcement of or the consummation of the transactions contemplated hereby), or the ability of the ADC Group to consummate the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary: (A) no Damages suffered or incurred by any member of the ADC Group, the BCD Business, the Purchased Assets or the Assumed Liabilities arising out of or related to the termination, attempted termination, or failure by Siara Systems, Inc. to consent to the assignment of the OEM Agreement dated December 16, 1999 between ADC and Siara Systems, Inc. shall constitute a Material Adverse Effect; (B) any impact of the Excluded Liabilities on the BCD Business shall not constitute a Material Adverse Effect;
(C) any impact of the IBM, Lucent and BT infringement allegations; and (D) any effects of a reduction in force, if any, with respect to the Business Employees listed on Schedule 5.7(h) shall not constitute a Material Adverse Effect.

           "Material Real Estate Impairment" shall mean (1) a material adverse effect upon the value of any one or more of the individual Premises so affected or (2) material impairment or interference of the use of, or the conduct of the BCD Business, the Purchased Assets or the Assumed Liabilities at, any one or more of the individual Premises so affected.

           "Medical Leave" means an absence from employment that is classified as short-term disability, long-term disability or permanent medical leave.

           "Non-Assignable Assets" shall have the meaning set forth in Section 2.7.

           "Patents" means U.S. and non-U.S. patents, patent applications and industrial design registrations together with any continuations, continuations-in-part or divisional applications thereof, all patents and industrial design registrations issuing thereon, and all patents industrial design registrations and applications claiming priority therefrom (including reissues, renewals and reexaminations of the foregoing).

           "Permitted Encumbrances" means (i) the Encumbrances and exceptions set forth in Schedule 3.7; (ii) imperfections in title which, individually or in the aggregate, do not materially interfere with the conduct of the BCD Business or with the use of the Purchased Assets, do not cause a Material Real Estate Impairment to any Premises and do not materially affect the value of the Purchased Assets, taken collectively; (iii) liens imposed by any Governmental Authority for Taxes not yet due and payable or for Taxes that any of the Sellers or the ADC Foreign Subsidiaries is contesting in good faith; (iv) carriers, warehousemen, mechanics, materialmen, repairmen or like liens arising in the ordinary course of business; (v) building and zoning laws and ordinances; and
(vi) reservation of any minerals or mineral rights to the state.

           "Person" means and includes any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory administrative or political subdivision or agency, department or instrumentality thereof.

           "Premises" means the Leased Real Estate.

           "Principal Equipment" means all of the machinery and equipment, fixtures, improvements, tooling, supplies, tools, dies and similar capital items which are owned or leased by any Seller wherever located, and which are associated exclusively with the conduct of the BCD Business.

           "Purchased Assets" shall have the meaning set forth in Section 2.1.

           "Purchased BCD Intellectual Property" shall have the meaning set forth in Section 2.1(d).

           "Remediation" means investigation, cleanup, remedial action or other response action.

           "Returns" means all returns, declarations, reports, statements and other documents required under a Tax Law to be filed with a Governmental Authority in respect of Taxes, and includes any Forms W-2, 1099 or similar documents required under any Tax Law to be provided to a person other than a Governmental Authority (and "Return" means any one of the foregoing Returns).

           "Schedule" shall refer to all schedules referenced and attached to this Agreement.

           "Sellers" shall have the meaning set forth in the first paragraph of this Agreement.

           "Single Employer Plan" shall mean (i) any defined benefit plan described in Section 4001(a)(15) of ERISA, (ii) any other employee retirement plan subject to the funding rules of Section 412 of the Code, or (iii) any comparable retirement or pension plan with respect to employees of the ADC Foreign Subsidiaries.

           "Statement of Allocation" shall have the meaning set forth in Section 5.3.

           "Straddle Period Taxes" shall have the meaning set forth in Section 5.4.

           "Subsidiary" means as to any Person, a corporation or other entity of which shares of stock or other equity ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or other entity are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

           "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, add on or alternative minimum tax, occupancy, withholding, payroll, fringe benefits, employment, excise, severance, stamp, value added, goods and services, occupation, premium, property

(including, without limitation, real property taxes and any assessments, special or otherwise), windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto (and "Tax" means any one of the foregoing Taxes).

           "Tax Law" means a statute, regulation or administrative rule or judicial opinion enacted, issued or promulgated for the determination, imposition, assessment or collection of any Tax.

           "Third Party BCD Intellectual Property" shall have the meaning set forth in Section 2.9(a).

           "Trademarks" means all trademarks, service marks, logos, slogans, trade names and corporate names (whether or not registered), in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration or renewals of the foregoing and all goodwill associated therewith.

           "Transfer Taxes" shall have the meaning set forth in Section 5.4.

           "Transferred Employees" shall have the meaning set forth in Section 5.5.

           "Treasury Regulations" shall mean the income tax regulations issued under the Code.


                                   Article II

                                 THE TRANSACTION

         2.1 Sale and Purchase of Assets.

           (a) Purchase and Sale of the Austrian Subsidiary. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, ADC shall sell, transfer, assign, convey and deliver to C-COR Europe, and C-COR Europe shall purchase from ADC, all of the outstanding shares of capital stock of ADC Austria free and clear of any Encumbrances (the "Austrian Equity Interests").

           (b) Purchase and Sale of the Argentine Subsidiary. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, ADC International shall sell, transfer, assign, convey and deliver to Broadband Capital, and Broadband Capital shall purchase from ADC International, all of ADC International's quotas of ADC Argentina, constituting 99% of the outstanding quotas of ADC Argentina, free and clear of any Encumbrances, and ADC Broadband shall sell, transfer, assign, convey and deliver to C-COR.net, and C-COR.net shall purchase from ADC Broadband, all of ADC Broadband's quotas of ADC Argentina, constituting 1% of the outstanding quotas of ADC Argentina, free and clear of any Encumbrances (the "Argentine Equity Interests").

           (c) Purchase and Sale of the ADC Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Buyers, and Buyers shall purchase from Sellers, all of Sellers' right, title and interest in and to the following assets exclusively associated with the BCD Business (other than any right, title and interest of Sellers, if any, in the assets owned by the ADC Foreign Subsidiaries):

               (i) the receivable relating to the intercompany receivable from ADC Argentina and ADC Austria, together with accrued interest and all prepaid expenses (except for salary advances);

               (ii) all inventory (except for third party inventory associated with the Adatel Contract), wherever located (including inventory in transit), including, without limitation, all the raw materials, work in process, recycled materials, finished products, supplies and spare parts (collectively, the "Inventory"), and any rights to the warranties received from suppliers and any related claims, credits, rights of recovery and set-off with respect to the Inventory;

               (iii) all of the fixed assets, including (A) the Principal Equipment and any rights to the warranties and licenses received from the manufacturers and distributors of the Principal Equipment; (B) all motor vehicles, material handling or transporting equipment and all spare parts, fuel and other supplies, tools and other items used in the operation or maintenance thereof; (C) all furniture and office equipment, including desks, tables, chairs, file cabinets and other storage devices, communications equipment, computers and office supplies; (D) those fixed assets with a net book value exceeding $50,000, as set forth on Schedule 2.1(c)(iii), and (E) any rights to the warranties on such fixed assets and any related claims, credits, rights of recovery and set-off with respect to such fixed assets;

               (iv) all mailing lists, customer lists and supplier lists and all sales and marketing or packaging materials, equipment maintenance records, warranty information, records of plant operations and the source and disposition of materials used and produced therein, manuals of operation, and other similar proprietary or confidential information, and with respect to the Premises, all building plans, blueprints, renderings or surveys to the extent in the possession of Sellers;

               (v) all rights and obligations under the Contracts;

               (vi) all Governmental Permits to the extent transferable;

               (vii) all rights of Sellers to any insurance proceeds relating to the damage, destruction or impairment of assets or other rights described in this Section 2.1(c) which would have been Purchased Assets but for such damage, destruction or impairment prior to the Closing and any award relating to a condemnation or eminent domain proceeding relating to the Premises; and

               (viii) the assets listed on Schedule 2.1(c)(viii) (collectively, the "ADC Assets"). ---------------------

           (d) Purchase and Sale of Certain Intellectual Property. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall sell, transfer, assign, convey and deliver to Broadband Royalty, and Broadband Royalty shall purchase from Sellers all of Sellers' right, title and interest in and to the BCD Intellectual Property set forth on Schedule 2.1(d) (the "Purchased BCD Intellectual Property", and together with the Austrian Equity Interests, the Argentine Equity Interests and the ADC Assets, the "Purchased Assets").

         2.2 Excluded Assets of Sellers. It is hereby acknowledged and agreed that, aside from the Purchased Assets, Sellers are not selling, transferring or assigning to Buyers, and Buyers are not purchasing or acquiring from Sellers, whether or not related to the BCD Business, all assets not included in the Purchased Assets, including:

           (a) all of Sellers' right, title and interest to the following assets related to the BCD Business wherever located, other than Sellers' right, title and interest, if any, to the assets of the ADC Foreign Subsidiaries: cash, all accounts receivable (except for accounts receivable related to the intercompany receivable for ADC Argentina and ADC Austria together with the accrued interest thereon), prepaid expenses consisting of salary advances, third party inventory associated with the Adatel Contract, and those assets listed on Schedule 2.2; and

           (b) except to the extent provided in the License Agreement or as specifically provided under this Agreement, any and all other Intellectual Property.

           All of the items referred to or described in this Section 2.2 are referred to herein as the "Excluded Assets." Buyers expressly acknowledge that, notwithstanding their purchase of the Austrian Equity Interests and the Argentina Equity Interests, they are not acquiring any rights to the "ADC" name or any derivatives thereof, other than limited rights to use the "ADC" name for a transition period, as set forth in Section 5.24.

         2.3 Assumed Liabilities.

           (a) On the Closing Date, Buyers shall assume and agree to pay, perform or otherwise discharge, in accordance with their respective terms and subject to the respective conditions thereof and the provisions of Section 2.4, the following Liabilities:

               (i) with regard to the BCD Business (other than Sellers' right, title and interest, if any, in any liabilities of the ADC Foreign Subsidiaries), all ADC liabilities for obligations under automobile leases and cellular telephone plans, real estate and personal property taxes for the Premises or personal property located on such Premises since January 1, 2000, sales returns and allowances, utilities for the Premises, and all of ADC's and its Affiliates' Customer Obligations (including, but not limited to, the Hub Scrub Obligations, as described on Schedule 2.3(a)(i)), NTT-C product return obligations, and the Customer Obligations associated with the Adatel Contract as described in Schedule 1.1(b). Buyers will be responsible for all Damages or royalty payments resulting from IBM, Lucent and BT infringement claims with respect to sales of BCD

           Products (and any modifications or improvements made thereto by Buyers after the Closing Date) made after the Closing Date; and

               (ii) any Liabilities set forth on Schedule 2.3.

           (b) All obligations and Liabilities arising from the conduct of the BCD Business by Buyers after the Closing Date. In addition, Buyers will assume the miscellaneous operating expenses of the BCD Business for which invoices are dated after the Closing Date.

           (c) In addition, other than the Liabilities specifically described in Sections 2.4(a), (b) or (c), the ADC Foreign Subsidiaries will remain subject to all Liabilities they may have on the Closing Date after the Closing. All of the items described in this Section 2.3, including without limitation the Liabilities of the ADC Foreign Subsidiaries other than the Liabilities specifically described in Sections 2.4(a), (b) or (c), are referred to herein as the "Assumed Liabilities." The parties acknowledge that the foregoing assumption of Assumed Liabilities shall not be construed so as to obligate Buyers as a primary obligor to satisfy the Liabilities of the ADC Foreign Subsidiaries; provided, however, it is further understood that in no event shall this sentence be construed to limit Buyers' obligations under Article VII.

         2.4 Excluded Liabilities. It is hereby acknowledged and agreed that, aside from the Assumed Liabilities, Buyers shall not assume or be obligated to pay, perform or otherwise discharge any obligations or liabilities of Sellers or any of their Affiliates, whether or not related to the BCD Business and whether direct or indirect, known or unknown, or absolute or contingent, including, but not limited to, the following (all of such obligations and liabilities not so assumed by Buyers being herein called the "Excluded Liabilities"):

           (a) all Liabilities associated with trade accounts payable, accrued compensation and insurance (excluding those payables, accruals and insurance that are associated with the ADC Austria and ADC Argentina), commissions for the Argentina sales office, long-term and short-term acquisition debt associated with the acquisition of Comtec and the interest thereon, the Adatel Contract (excluding the Customer Obligations associated with the Adatel Contract assumed by Buyers, as set forth on Schedule 1.1(b)), any and all obligations or liabilities associated with or arising from the termination of Eduardo D'Amico's employment with ADC Argentina; Liabilities under Sellers' tuition reimbursement policy; payables to PricewaterhouseCoopers for state sales tax consulting services, Liabilities associated with the Coop program, and Liabilities associated with Seren Innovations product returns;

           (b) any obligations or Liabilities (including Taxes) of any Seller or any of its Affiliates (other than the ADC Foreign Subsidiaries) incurred by any Seller or any of its Affiliates in connection with the conduct of their respective businesses other than the BCD Business; and

           (c) any Liability associated with the non-compliance by the Sellers or the Buyers with the bulk sales Laws and any similar Laws in any applicable jurisdiction in respect of the transactions contemplated in this Agreement, including, but not limited to, any applicable state Tax Law that may require notification of state taxing authorities and related actions in respect of bulk sales of assets outside of the ordinary course of business.

         2.5 The Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Oppenheimer Wolff & Donnelly LLP, 45 South Seventh Street, Plaza VII, Suite 3300, Minneapolis, MN 55402, or at such other place as shall be mutually agreed to by the parties hereto, on the date and time (the "Closing Date") selected by Buyers that is within five (5) Business Days after the satisfaction or waiver of all of the closing conditions set forth in Article VI hereto, but in no event earlier than August 4, 2001. The effective time of the transactions contemplated hereby shall be deemed to be 11:59 p.m. (EST) on the Closing Date.

         2.6 Purchase Price.

           (a) Buyers will pay to Sellers an aggregate purchase price of $31,500,000 in cash for the Purchased Assets plus the assumption of the Assumed Liabilities (the "Purchase Price"), subject to the following adjustments: (i) the Purchase Price shall be reduced by an amount equal to 100% of the Hub Scrub Reserve, which reserve shall be determined pursuant to Section 5.21 (the "Hub Scrub Adjustment") and (ii) if applicable, the Purchase Price will be adjusted pursuant to the Net Book Value Adjustment described below in Section 2.6(b).

           (b) The Purchase Price will be (i) increased by the amount the Closing Date Net Assets exceed $55,508,000 or (ii) decreased by the amount the Closing Date Net Assets is less than $45,508,000 (the "Net Book Value Adjustment"). "Closing Date Net Assets" means the book value of the Purchased Assets less the book value of the Assumed Liabilities, all as set forth on a Final Closing Date Balance Sheet (as hereinafter defined) prepared using generally accepted accounting principles applied on a consistent basis with the Balance Sheet; provided, however: (i) the amount of reserves to be set forth on the Final Closing Date Balance Sheet for excess or obsolete inventory, product returns or allowances, warranties and bad debts or similar reserves may not exceed or be less than the amount of such reserves included in or taken into account with respect to, the Balance Sheet; (ii) there shall be no reserve on the Final Closing Date Balance Sheet for any Liability with respect to the Hub Scrub Obligations; (iii) there shall be no Liability set forth with respect to accrued vacation or paid time off ("PTO") balances with respect to Transferred Employees; (iv) there shall be no Liability with respect to the Excluded Liabilities or the Seren Innovations or NTT-C product return liabilities; and
(v) there shall be no amounts for the Excluded Assets. The closing date balance sheet shall be prepared by Sellers and delivered to Buyers within forty-five
(45) days after the Closing Date. Buyers shall permit Sellers and their authorized representatives to have full access to all relevant books and records in Buyers' possession and to employees of Buyers to the extent required for Sellers to prepare the closing date balance sheet or resolve any dispute with respect to the closing date balance sheet. Buyers shall have thirty (30) days to review Sellers' proposed closing date balance sheet. Buyers and their authorized representatives shall have full access to all relevant books and records and employees of the Sellers to the extent required to complete their review of the proposed closing date balance sheet. Unless Buyers deliver written notice to Sellers on or prior to the 30th day after receipt of the proposed closing date balance sheet specifying in reasonable detail all disputed items and the basis therefore, the parties shall be deemed to have accepted and agreed to the proposed closing date balance sheet. If Buyers so notify Sellers of an objection to the proposed closing date balance sheet, the parties shall, within thirty
(30) days following the date of such notice (the "Resolution Period") attempt to resolve their differences and any resolution by them as to any disputed amount shall be final, binding, conclusive and nonappealable for all purposes under this Agreement including without limitation any claims relating to a breach by Sellers of their representations and warranties in Article III hereof with respect to facts giving rise to such disputed amount.

           (c) If at the conclusion of the Resolution Period the parties have not reached an agreement on the objections, then all amounts remaining in dispute may, at the election of either party, be submitted to PricewaterhouseCoopers or another large national accounting firm not otherwise engaged by either party (the "Neutral Auditor"). Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor shall be borne equally by Sellers and Buyers, unless the Neutral Auditor finds one party acted in bad faith in which case that party pays all such fees and expenses. Except as provided in the preceding sentence, all other costs and expenses incurred by the parties in connection with resolving any dispute hereunder before the Neutral Auditor shall be borne by the party incurring such cost and expense. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by Sellers and Buyers, and not by independent review, only those issues still in dispute. The Neutral Auditor's determination shall be made within thirty (30) days of its engagement (which engagement shall be made no later than ten (10) business days after an election by either party to submit the objections to the Neutral Auditor) or as soon thereafter as possible, shall be set forth in a written statement delivered to Sellers and Buyers and shall be final, binding, conclusive and nonappealable for all purposes hereunder (including without limitation any claims relating to a breach by Sellers of their representations and warranties in Article III hereof with respect to facts giving rise to such disputed amount). The date on which the Net Book Value Adjustment has been calculated and agreed to by the parties or determined by the Neutral Auditor, shall be referred to as the "Net Book Value Adjustment Determination Date." The term "Final Closing Date Balance Sheet" shall mean the definitive closing date balance sheet agreed to by Sellers and Buyers in accordance with Section 2.6(b) or the definitive closing date balance sheet resulting from the determination made by the Neutral Auditor in accordance with this Section 2.6(c) (in addition to those items theretofore agreed to by Sellers and Buyers).

           (d) The Purchase Price shall be paid as follows: at Closing, a $31,500,000 cash payment less an amount equal to the Hub Scrub Adjustment. Any additional payment to ADC by Buyers, or any refund of the Purchase Price due to Buyers from ADC, as appropriate, due to the Net Book Value Adjustment, shall be paid in cash to Buyers or Sellers, as appropriate, within thirty (30) days after the Net Book Value Adjustment Determination Date. All cash payments to Sellers shall be made by wire transfer of immediately available funds into an account specified by Sellers at least three (3) Business Days prior to the Closing. The allocation of the Purchase Price among the Purchased Assets shall be as set forth on Schedule 5.3. The cash payment of $31,500,000 at Closing reduced by the Hub Scrub Adjustment and increased or decreased (as the case may be) by any amounts payable pursuant to the Net Book Value Adjustment, is referred to herein as the "Cash Portion of the Purchase Price."

         2.7 Consent of Third Parties; Further Assurances.(a) For a period of two years after the Closing Date, Sellers and Buyers shall execute and deliver, or cause to be executed and delivered, such additional instruments of conveyance and transfer as Buyers or Sellers may reasonably request or as may be otherwise reasonably necessary to more effectively convey or transfer to, and vest in, Buyers and put Buyers in possession of, and for Buyers to assume any part of the Purchased Assets and the Assumed Liabilities. Nothing in this Agreement shall be construed as an attempt or agreement to assign any asset, Contract, permit, license or other right or obligation which would otherwise be included in the Purchased Assets or Assumed Liabilities, as appropriate, but which is by its terms or by law nonassignable without the consent of the other party or parties thereto or any Governmental Authority unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by any Seller or the BCD Business would not, as a matter of law, pass to Buyers as an incident of the assignments provided for by this Agreement (the "Non-Assignable Assets"). Prior to, and, if necessary, for a 90-day period (or such shorter period as specified elsewhere in this Agreement with respect to specific types of Purchased Assets or Assumed Liabilities) after Closing, each Seller agrees to use its commercially reasonable efforts to obtain any such consents promptly. At such time as any Non-Assignable Asset is properly assigned to Buyers, such Non-Assignable Asset shall become a Purchased Asset or Assumed Liability, as appropriate. Buyers acknowledge, however, that certain of the Customer Obligations relate to contracts, agreements or understandings which are not being assigned by Sellers to Buyers hereunder. Despite the foregoing situation, Buyers acknowledge and agree that notwithstanding any provision in this Agreement to the contrary, the Customer Obligations are Assumed Liabilities and Buyers shall pay, perform and discharge such obligations in accordance with their respective terms; provided, however, with respect to the Adatel Contract, such payment, performance and discharge of such obligations shall be done at Seller's direction.

           (b) Following the Closing and until the earlier of such time as such Non-Assignable Assets may be properly assigned to Buyers or the date six months after the Closing Date, such Non-Assignable Assets shall be held by Sellers in trust for Buyers and the covenants and obligations thereunder shall be performed by Buyers in the name of Sellers and all benefits and obligations existing thereunder shall be for the account of Buyers. During such period, (i) Buyers shall perform all the obligations of Sellers in connection with the Non-Assignable Assets and indemnify Sellers on an after-tax basis against all liability and all costs reasonably incurred by Sellers arising in connection with any such Non-Assignable Assets and (ii) Sellers shall take or cause to be taken such action in their name or otherwise as Buyers may reasonably request, at Buyers' expense, so as to provide Buyers with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration to become due and payable under the Non-Assignable Assets and Sellers shall promptly pay over to Buyers all money or other consideration received by them (or their Affiliates) in respect of all Non-Assignable Assets. Following the Closing, Sellers authorize Buyers to the extent permitted by applicable law and the terms of the Non-Assignable Assets, at Buyers' expense, to perform all of the obligations and receive all of the benefits under the Non-Assignable Assets and appoints Buyers their attorneys-in-fact to act in their name on their behalf (and on behalf of its Affiliates) with respect thereto.

           2.8 Customer Billing. In the event that any Seller or any of its Affiliates receives payment after the Closing Date on invoices relating to the business operated by the ADC Foreign Subsidiaries or sales of products or services rendered by Buyers on or after the Closing Date, such Seller will promptly notify Buyers of such receipt and will promptly remit, or will cause such Affiliate to promptly remit, such payment to Buyers. In the event that any Seller or any of its Affiliates makes payment after the Closing Date on invoices relating to the operation of the BCD Business on or after the Closing Date, or with respect to any Assumed Liability, such Seller will promptly notify Buyers of such payment (or Buyers will notify Sellers of such payment) and Buyers will promptly remit an amount equal to such payment to the appropriate Seller. In the event that Buyers or any of their Affiliates receive payment after the Closing Date on invoices issued by any Seller relating to an Excluded Asset (such as Seller's accounts receivable as of the Closing Date) or relating to product sold or services rendered by businesses other than the BCD Business, Buyers will promptly notify the appropriate Seller of such receipt and will promptly remit, or will cause such Affiliate to promptly remit, such payment to the appropriate Seller.

         2.9 Assignment and Copyright Licenses.

           (a) Schedule 2.9(a) lists all third party owned computer software embedded in the BCD Business' products and all third party owned computer software used exclusively in the BCD Business, but not embedded in the BCD Business' products, with a book value of more than $50,000 (the "Third Party BCD Intellectual Property"). Subject to the terms of this Agreement, Sellers hereby assign to Buyers as of the Closing Date, any and all rights that Sellers have to use Third Party BCD Intellectual Property in the BCD Business' products and the BCD Business, and any and all rights that Sellers have to use other third party owned computer software used exclusively in the BCD Business (the "Assigned Third Party BCD Intellectual Property"), and Buyers hereby agree to assume all obligations, if any, with respect to such Assigned Third Party BCD Intellectual Property and such obligations shall be deemed to be Assumed Liabilities.

           (b) Subject to the terms of this Agreement, Sellers hereby grant to Buyers as of the Closing Date, a nonexclusive, worldwide, royalty-free, fully paid-up, limited license to exercise any and all rights that Sellers have with respect to Copyrights owned by ADC and its majority owned and controlled Affiliates used in the BCD Business, but not used exclusively in the BCD Business ("BCD Copyrights").

                               Article III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

           Each member of the ADC Group represents and warrants to Buyers that the statements contained below are true and correct, except as set forth in the disclosure schedule (the "Disclosure Schedule") delivered by Sellers to Buyers, on the date hereof and as of the Closing Date. If the disclosure provided by the ADC Group in the Disclosure Schedule is in greater detail than is required by the particular representation and warranty of the ADC Group in Article III of the Agreement: (i) such disclosure is not an admission by the ADC Group that they believe the disclosed information is material; and (ii) no representation or warranty is made with respect to information contained in the Disclosure Schedule to the extent such information is not required to be disclosed because it is clearly below specific dollar thresholds specified in the representations and warranties contained in the Agreement. Furthermore, a threshold of materiality being provided by the ADC Group on a particular section of the

Disclosure Schedule is not intended to be an indication of the threshold of materiality for any other section of the Disclosure Schedule. Nothing in the Disclosure Schedule constitutes an admission of any liability or obligation of the ADC Group to any third party or an admission against the ADC Group's interest. Terms defined in the Agreement are used with the same meaning in the Disclosure Schedule. Each item disclosed in the Disclosure Schedule shall constitute an exception to the representations and warranties given and shall be deemed to be disclosed with respect to each section of the Disclosure Schedule
(i) that is specifically identified (by cross reference or otherwise) in the Disclosure Schedule as being qualified by such exception, or (ii) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule, so long as such item is fairly described with reasonable particularity and detail.

         3.1 Organization and Authority. Each member of the ADC Group is a corporation or other legal entity duly organized, validly existing and in good standing (except with respect to the ADC Foreign Subsidiaries) under the laws of the jurisdictions set forth in Schedule 3.1 of the Disclosure Schedule, and each member of the ADC Group has full corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements and transactions or documents contemplated thereby, and effect the transactions contemplated hereby and thereby and has duly authorized the execution, delivery and performance of this Agreement and the Ancillary Agreements and transactions or documents contemplated thereby by all necessary corporate action. Each member of the ADC Group has all corporate power and corporate authority necessary to carry on the BCD Business as now conducted and to own or lease and operate their properties as and in the places where such BCD Business is now conducted and such properties are now owned, leased or operated. True, complete and correct copies of the formation documents, bylaws, stock ledgers and, to the Knowledge of the ADC Group, minutes of all director, stockholder, and committee meetings (to the extent minutes were taken at such meetings) of the ADC Foreign Subsidiaries have been delivered to Buyers prior to the date hereof. Neither ADC Foreign Subsidiary owns an equity interest in any other entity other than marketable securities.

         3.2 Authorization; Binding Obligation. This Agreement and the
Ancillary Agreements have been duly executed and delivered by each member of the ADC Group, and constitute the valid and legally binding obligations of each member of the ADC Group enforceable against them in accordance with their terms, subject to applicable bankruptcy moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether in equity or at law).

         3.3 Capitalization.

           (a) The authorized capital stock of the ADC Foreign Subsidiaries is set forth on Schedule 3.3(a). All issued and outstanding shares of capital stock, or quotas, as the case may be, of the ADC Foreign Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive rights or Encumbrances, and are held of record and beneficially by one or more of the Sellers as set forth in Schedule 3.3(a) hereto.

           (b) Except as set forth on Schedule 3.3(b) hereto, there are: (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Sellers or any of their Affiliates to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of the ADC Foreign Subsidiaries or obligating Sellers or any of their Affiliates to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which Sellers or any of their Affiliates are parties or are bound with respect to the voting of any shares of capital stock of the ADC Foreign Subsidiaries. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the ADC Foreign Subsidiaries. True, accurate and complete copies of any items listed on Schedule 3.3(b) have been delivered to Buyers prior to the date hereof.

         3.4 No Violations.

           (a) Except as disclosed on Schedule 3.4(a), the execution, delivery and performance of this Agreement and the Ancillary Agreements by the ADC Group and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of the charter or by-laws or other governing document of any member of the ADC Group, (ii) result in a violation of any statute, rule, regulation or ordinance applicable to any member of the ADC Group, (iii) subject to the receipt of any consents of Persons described in Section 3.4(b), violate or result in a breach of or constitute an event of default (or an event which might, upon the passage of time or the giving of notice, or both, constitute an event of default) under any provision of, result in acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate, accelerate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, Governmental Permit, material lease, material agreement, Contract, license, or material instrument which relates to the BCD Business, the Assumed Liabilities or the Purchased Assets, or result in an Encumbrance on the BCD Business, the Assumed Liabilities or the Purchased Assets, (iv) violate any order, judgment, decree, rule or regulation of any court or any governmental agency or body, (A) having jurisdiction over any member of the ADC Group or any of their respective assets or properties, and (B) having jurisdiction over the BCD Business, the Assumed Liabilities or the Purchased Assets, or (v) violate any Lease or Permitted Encumbrance, except in the case of Sections 3.4(a)(ii), 3.4(a)(iii) or 3.4(a)(iv) where the violation, conflict, default, acceleration, termination, cancellation, imposition of fees or penalties or Encumbrance would not individually or in the aggregate have a Material Adverse Effect.

           (b) Except as set forth on Schedule 3.4(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person or Governmental Authority is required pursuant to Applicable Law by any member of the ADC Group in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain such consents, approvals, orders or authorizations, registrations, declarations or filings would not individually or in the aggregate have a Material Adverse Effect.

         3.5 Financial Statements. Attached hereto as Schedule 3.5 are the consolidated financial statements of the BCD Business for and as of the three years ended October 31, 1998, 1999 and 2000 and the consolidated financial statements of the BCD Business for the period beginning on November 1, 2000 and ending on May 5, 2001 (such financial statements of the BCD Business and the Balance Sheet being referred to collectively herein as the "BCD Business Financial Statements"). The BCD Business Financial Statements have been compiled from and are in all material respects in accordance with the ADC Group's books and records for the BCD Business and (i) fairly present the financial condition, assets and liabilities of the BCD Business as of their respective dates and the results of operations of the BCD Business for the periods then ended and (ii) have been prepared in accordance with GAAP consistently applied (the "Accounting Principles"), subject to: (i) the absence of footnotes; (ii) with respect to any interim financial statements, the absence of year-end adjustments; and (iii) the effect of the Excluded Assets. The BCD Business Financial Statements reflect allocations of expense for certain common support functions performed predominately outside of the Premises, such as general and administrative support and marketing and sales support.

           3.6 Absence of Changes. Except as disclosed on Schedule 3.6, since October 31, 2000:

           (a) the ADC Group has conducted the BCD Business only in the ordinary course of business consistent with past practice, except where the failure to so operate the BCD Business would not have a Material Adverse Effect;

           (b) as of the date hereof, there has not been any material change (or series of changes) in the business, condition (financial or otherwise), properties, assets or results of operations of the BCD Business, except for changes that have not had and would not reasonably be expected to have a Material Adverse Effect;

           (c) no member of the ADC Group has made or promised to make any increase in any salaries, rates of pay or other compensation or benefits of any Business Employees, except in the ordinary course and consistent with past practice, or (ii) entered into any employment contract or change of control contract with any Business Employee;

           (d) the BCD Business has not suffered any Damage, destruction or loss of any tangible or intangible assets, properties or items which would have been included as Purchased Assets or the assets of the ADC Foreign Subsidiaries but for such Damage, destruction or loss (whether or not covered by insurance) in excess of $100,000;

           (e) the BCD Business has not suffered any strike or other material labor trouble that has had a Material Adverse Effect on the relationship between any Seller and the Business Employees, and has not entered into any material agreement or material negotiation with any labor union or other collective bargaining representative of any Business Employees;

           (f) there has not been any cancellation, expiration, non-renewal or waiver of any right under any Contract, license or Governmental Permit except in the ordinary course of business consistent with past practice, the effect of which cancellation, expiration, non-renewal or waiver, individually or in the aggregate, would have a Material Adverse Effect;

           (g) there has not been any sale, transfer or other disposition of, or subjection to any Encumbrance of, any assets, Contracts, properties or rights of the BCD Business, except for Permitted Encumbrances, sales of Inventory or obsolete or Damaged equipment or retirement of equipment, in each case in the ordinary course of business consistent with past practice;

           (h) except as required by law, as set forth on Schedule 3.6, in the ordinary course of business consistent with practice pursuant to nondisclosure agreements, in connection with the sale of the BCD Business pursuant to nondisclosure agreements, or the provision of any confidential information which would not have a Material Adverse Effect, the ADC Group has not provided any confidential information to any Person other than Buyers regarding the BCD Business;

           (i) no ADC Foreign Subsidiary has declared or paid any dividend or other distribution, undertaken a capital reduction or repurchased any of its share capital; and

           (j) there has not been any adverse change or, to the Knowledge of the ADC Group, any threat of any adverse change in any of its relations with, or any loss or, to the Knowledge of the ADC Group, threat of loss of, any of the suppliers who account for more than 5% of the source of supply of the BCD Business which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

         3.7 Assets. Except as disclosed on Schedule 3.7, each member of the ADC Group has and, upon consummation of the transactions contemplated by this Agreement, Buyers will have good and marketable title to and be the lawful owner in every respect of, or have a valid leasehold interest in, all of the tangible Purchased Assets and all tangible assets of the ADC Foreign Subsidiaries (other than the Non-Assignable Assets) free and clear of any Encumbrances, except for the Permitted Encumbrances.

         3.8 Personal Property. Except as set forth on Schedule 3.8, the items of tangible personal property included in the Purchased Assets and all tangible personal property of the ADC Foreign Subsidiaries are in good operating condition, free of any defects (except those resulting from normal wear and operation), except where the condition of such assets, defects in such assets or the failure to so maintain such assets would not have a Material Adverse Effect.

         3.9 Permits, Licenses.

           (a) Except as set forth on Schedule 3.9, the ADC Group has all governmental permits, licenses, certificates of inspection, or other consents, registrations or authorizations necessary for or used to carry on the BCD Business and the Purchased Assets, as are currently being conducted or utilized by the ADC Group, which are required by currently effective laws, rules or regulations, except for those governmental permits, licenses, certificates of inspection, or other consents, filings registrations or authorizations which would not have a Material Adverse Effect. All members of the ADC Group are and have been in compliance with such governmental permits, licenses, certificates of inspection, or other consents, registrations or authorizations (except where the failure to be in compliance would not have a Material Adverse Effect).

           (b) Except as set forth on Schedule 3.9, the ADC Group has all governmental permits, licenses, certificates of inspection, certificates of occupancy or other consents or authorizations necessary for the use and occupancy of the Premises as are currently being occupied and utilized by the ADC Group, which are required by currently effective laws, rules or regulations, except for those governmental permits, licenses, certificates of inspection, certificates of occupancy or other consents or authorization where the failure to possess would not have a Material Adverse Effect. The members of the ADC Group are and have been in compliance with such governmental permits, licenses, certificates of inspection, certificates of occupancy or other consents or authorizations, except where the failure to be in compliance would not have a Material Adverse Effect.

         3.10 Compliance with Laws and Litigation. Except as set forth on
Schedule 3.10, with respect to the BCD Business, the Assumed Liabilities, the Purchased Assets and the Premises, the members of the ADC Group are in compliance with all Applicable Law, including, without limitation, the Applicable Law relating to the use and operation of any one or more of the Premises, except where such noncompliance would not have a Material Adverse Effect. Except as set forth on Schedule 3.10, there are no actions, suits, proceedings or governmental investigations pending or, to the Knowledge of the ADC Group, threatened with respect to the BCD Business, the Purchased Assets or the Assumed Liabilities, or with respect to Premises, as are currently being conducted, occupied and utilized by Sellers, except where the actions, suits, proceedings or governmental investigations would not reasonably be expected to have a Material Adverse Effect.

         3.11 Employee Matters.

           (a) Except as described in Schedule 3.11(a), unless the failure to make such disclosure would not have a Material Adverse Effect, Sellers are not, in respect of any Domestic Transferred Employees, a party to or bound by any written or oral:

               (i) collective bargaining agreements; or

               (ii) employment agreements; consulting, advisory, or service agreements; confidentiality agreements; noncompetition agreements; termination agreements; severance agreements or retention agreements.

           (b) Schedule 3.11(b) lists each employee benefit plan, policy or practice (whether or not described in Section 3(3) of ERISA and including employee "fringe benefits" such as, without limitation, plans, policies and practices regarding education and dependent care assistance, flexible spending accounts, cafeteria plans, vacations, sabbaticals and leaves of absence, sick leave and disability) and each incentive or bonus compensation, deferred compensation, equity-based compensation or perquisite plan, policy or practice, covering current or former Domestic Business Employees of Sellers or their spouses, dependents or beneficiaries (a "Domestic Plan"), except where the failure to do so would not have a Material Adverse Effect. With respect to each Domestic Plan, Sellers have provided or made available the current summary plan description (and all summaries of material modifications) or other descriptive materials provided to plan participants describing the Domestic Plans, except when the failure to do so would not have a Material Adverse Effect.

           (c) None of the Purchased Assets are subject to any Liens arising under Section 412(n) of the Code or Section 302(f) of ERISA, except for such Liens as would not have a Material Adverse Effect.

           (d) Sellers do not and could not have any liability that would have a Material Adverse Effect arising directly or indirectly to or with respect to any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). Neither Sellers nor any current or former ERISA affiliate has ever contributed to or been a party to any Multiemployer Plan

           (e) Sellers and each ERISA Affiliate have complied with the health care continuation requirements of Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA "COBRA") (except where the failure to be in compliance would not have a Material Adverse Effect) and the execution and delivery of this Agreement by Sellers and the consummation of the transactions contemplated hereunder will not result in any obligation or liability to Buyers to any employee or former employee of Sellers with respect to the Domestic Plans pursuant to the health care continuation requirements of COBRA. Sellers have no present intention to terminate all of Sellers' "group health plans" as defined in Section 4980B(g) of the Code and Section 607 of ERISA.

           (f) No amendment to, termination of, or withdrawal from any Domestic Plan maintained by Sellers or an ERISA Affiliate which is or was subject to Title IV of ERISA or the funding requirements of Section 412 of the Code at any time before or after the Closing Date by Sellers or any current or former ERISA Affiliate of Sellers will subject Buyers to any liability, that would have a Material Adverse Effect, to any plan, the Pension Benefit Guaranty Corp. or the Internal Revenue Service, to any current or former employee of Sellers or an ERISA Affiliate, or to any other person or party.

           (g) Neither the Sellers nor any ERISA Affiliate is a party to any Domestic Plan that will be transferred to or assumed by Buyers. Nothing in this Agreement affects the rights of Sellers to amend or terminate any Domestic Plan. Nothing has occurred or failed to occur with respect to any Domestic Plan on or prior to the Closing Date which could result in any liability to Buyers or any affiliate of Buyers that would have a Material Adverse Effect, other than a liability expressly assumed pursuant to this Agreement.

           (h) Schedule 3.11(h) contains a true and complete list showing the names, titles, hire dates, current annual salaries or remuneration, target commissions, and target bonus compensation, status (full or part-time, active or inactive, whether as a result of a Leave of Absence or disability, specifying long-term or short-term) and accrued vacation and PTO balances of all the Business Employees. Except as set forth in Schedule 3.11(h), the ADC Group has complied with all Applicable Law pertaining to the employment of Transferred Employees in the BCD Business, including, without limitation, those relating to wages, hours, employment practices, sexual harassment, discrimination, labor relations, collective bargaining, and operation of its business, except where the failure to comply would not have a Material Adverse Effect.

           (i) Except as set forth on Schedule 3.11(i), at the present time and during the past two years with respect to the BCD Business (other than either

ADC Foreign Subsidiary), (A) no unfair labor practice complaint or charge against any Seller has been brought before, or threatened by, the National Labor Relations Board or any other government agency or any court that would have a Material Adverse Effect; (B) there has not occurred or been threatened any labor strike, dispute, picketing, slowdown, stoppage, or other similar labor activity against or involving any Seller that would have a Material Adverse Effect on the BCD Business; (C) no Seller is or has been party to any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent any employee that would have a Material Adverse Effect; (D) no Seller is or has been party to, or affected by or threatened with, any union organizing or election activity or any dispute or controversy with a union involving the Employees that would have a Material Adverse Effect on the BCD Business; (E) no Seller is or has been affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of Sellers that would have a Material Adverse Effect on the BCD Business; and (F) no Seller has experienced any material labor difficulty that would have a Material Adverse Effect on the BCD Business.

           (j) Schedule 3.11(j) lists, unless the failure to make such disclosure would not have a Material Adverse Effect, all employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements to which Sellers or any ADC Foreign Subsidiary is a party or by which any of them is bound, legally or otherwise, with respect to the employees, former employees and independent contractor/consultants of the ADC Foreign Subsidiaries (and, as applicable the spouses, dependents or beneficiaries of such employees, former employees and independent contractor/consultants), including without limitation (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase or other equity-based compensation, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement; (ii) any plan, agreement or arrangement providing for "fringe benefit" or perquisites to employees, officers, directors or agents including but not limited to benefits related to automobiles, clubs, vacations, dependent care, parenting, educational assistance, leaves of absence or sabbaticals, sick leave and disability, medical, dental, hospitalization, life insurance and other types of insurance; and (iii) any individual employment agreements (the "Foreign Plans"). Sellers have provided or made available to Buyers true and complete copies of all documents with respect to such Foreign Plans, including as applicable a complete and accurate description of the terms of each Foreign Plan, each insurance or administrative services contract, each trust agreement or other funding arrangement, each information report or return required to be filed with a foreign government, all current descriptive materials provided to participants, and information regarding the cost of providing benefits under each Foreign Plan for the past three (3) years.

           (k) Except as set forth in Schedule 3.11(k), each of the Foreign Plans complies in form in all respects with all Applicable Law and has been administered in all respects in accordance with its written terms and all Applicable Law, except where a failure to be in compliance would not have a Material Adverse Effect. There is no pending, or to the Knowledge of the ADC Group, threatened claim which alleges any violation of any Foreign Plan or any requirement of Applicable Law with respect to a Foreign Plan that would have a Material Adverse Effect, (i) by or on behalf of any Foreign Plan or fiduciaries or administration of any Foreign Plan, (ii) by any employee, former employee, or independent contractor/consultant, or any dependent or beneficiary of an employee, former employee, or independent contractor/consultant, against any Foreign Plan, the fiduciaries or administrators of any Foreign Plan, Sellers or an ADC Foreign Subsidiary, (iii) by any foreign government or subdivision thereof against any Foreign Plan, the fiduciaries or administrators of any Foreign Plan, Sellers or an ADC Foreign Corporation. Neither Sellers nor any ADC Foreign Subsidiary has any liability with respect to any actual or potential claim for employee benefits or perquisites, with respect to the employees or former employees of the ADC Foreign Subsidiaries, and their dependents or beneficiaries, except with respect to the Foreign Plans identified in Schedule 3.11(k) and except as to any such liability that would not have a Material Adverse Effect. All contributions, insurance premiums or payments required to have been made by Sellers or an ADC Foreign Subsidiary with respect to any Foreign Plan or pursuant to any applicable contract, law or collective bargaining agreement have been made within the time required by the applicable contract or agreement, or the requirements of applicable law except where any such failure to make timely payment would not have a Material Adverse Effect.

           (l) Except as set forth in Schedule 3.11(l), at the present time and during the past two years, (i) there has not occurred or been threatened any labor strike, dispute, picketing, slowdown, stoppage or other similar labor activity against or involving neither ADC Foreign Subsidiary that would have a Material Adverse Effect, (ii) no ADC Foreign Subsidiary is or has been a party to, or affected by or threatened with, any union organizing or election activity or any dispute or controversy with a union involving the employees of such ADC Foreign Subsidiary that would have a Material Adverse Effect, (iii) neither ADC Foreign Subsidiary is or has been affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customers of such ADC Foreign Subsidiary that would have a Material Adverse Effect, and (iv) neither ADC Foreign Subsidiary has experienced any material labor difficulties that would have a Material Adverse Effect.

         3.12 Agreements. Schedule 3.12 lists the material Contracts to be assigned to Buyers. True and correct copies of the Contracts listed on Schedule
3.12 have been delivered or made available to Buyers. Each of such Contracts is valid, binding and enforceable against the member of the ADC Group which is a party thereto and the other parties thereto, in accordance with its terms, and to the Knowledge of the ADC Group is in full force and effect, except where the failure to be a valid, binding and enforceable agreement or to be in full force and effect has not had a Material Adverse Effect. Except as set forth in
Schedule 3.12, the members of the ADC Group and, to the Knowledge of the ADC Group each of the other parties thereto, have performed in all respects all obligations required to be performed by them under, and are not in default in any respect under, any of such Contracts, and no event has occurred which, with notice or lapse of time, or both, would constitute such a default, except where the failure to perform or the existence of a default or a potential default (due to notice or lapse of time, or both), would not have a Material Adverse Effect. To the ADC Group's Knowledge, except as disclosed on Schedule 3.12, no member of the ADC Group has received any notice since January 1, 2000 that such Contracts are to be terminated, and no member of the ADC Group has received any claim from any other party to any such Contract that any member of the ADC Group has breached any obligations to be performed by it thereunder, or is otherwise in default or delinquent in performance thereunder. To the ADC Group's Knowledge, except as disclosed on Schedule 3.12, there are no Contracts to which any member of the ADC Group is a party that contain provisions relating to agreements not to compete that bind any member of the ADC Group which affect or restrict the conduct of the BCD Business as currently conducted by the ADC Group or could reasonably be expected to affect or restrict the conduct of the BCD Business, as currently conducted, except for those Contracts which would not have a Material Adverse Effect.

         3.13 Environmental Matters. Except as set forth on the Disclosure
Schedule:

           (a) No member of the ADC Group has received any written notice involving allegations of a material violation or violations of Environmental Laws, or any notice from any Governmental Entity advising that any member of the ADC Group is responsible or potentially responsible for response costs, personal injuries, property damage or other costs with respect to a release or threatened release of any Hazardous Substance (as defined below). No administrative, civil or criminal actions, including without limitation third-party actions for personal injury, to the Knowledge of the ADC Group, have been made or threatened with respect to Environmental Laws against any member of the ADC Group or at any of the Premises. No judgments, consent orders, consent decrees, stipulations or other restrictions have been entered or applied with respect to Environmental Laws against any member of the ADC Group or at any of the Premises. To the Knowledge of the ADC Group, neither the operation of the BCD Business as currently conducted nor the use or occupation of any of the Premises violates any Environmental Law in such a way as to result in a Material Adverse Effect.

           (b) Except as set forth on Schedule 3.13(b), members of the ADC Group hold and are in compliance with all Governmental Permits required under all applicable statutes, rules, regulations, ordinances and orders of any governmental entity relating to the protection of the environment, Hazardous Substance (as defined below) and human and employee health and safety ("Environmental Laws") in connection with the BCD Business, the Premises and the Purchased Assets, and all of such Governmental Permits are in full force and effect, except where the failure to be in such compliance would not have a Material Adverse Effect. Members of the ADC Group have made timely application for renewals of all such Governmental Permits for which Environmental Laws require that applications must be filed on or before the Closing to maintain such Governmental Permits in full force and effect. Members of the ADC Group have no reason to believe that such renewals will not be issued in the ordinary course or will require payment of money (other than customary renewal fees in amounts not greater than $5,000 in the aggregate) or imposition of conditions not currently contained in such Governmental Permits.

           (c) To the Knowledge of the ADC Group, except as set forth on
Schedule 3.13(c), in connection with the Premises, BCD Business or Purchased Assets, no hazardous or toxic substance, material or waste, pollutant or contaminant including polychlorinated biphenyls ("PCBs"), petroleum products, asbestos, radioactive materials or any other hazardous, toxic or polluting substance, materials or waste regulated by any Governmental Authority ("Hazardous Substances"), has been released, spilled, leaked, discharged, or disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Released") at, on, about or under any property now or formerly owned, operated or leased by any member of the ADC Group or, to the Knowledge of the ADC Group, any predecessor in interest in violation of Environmental Laws or in a manner which has created a condition which has or could require Remediation, investigation or other response activity under Environmental Laws or for which any member of the ADC Group could have responsibility or liability.

           (d) No consent, approval or authorization of, or registration or filing with any Person, any environmental governmental authority or regulatory agency, is required by any law, regulation or rule, including but not limited to, the Connecticut Real Property Transfer Act, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

           (e) To the Knowledge of the ADC Group, there are no Environmentally Sensitive Areas (as defined below) on any part of the Premises, the existence of which would materially impair Buyers' use and operation of the BCD Business, Premises or Purchased Assets, or the reasonable expansion thereof. Environmentally Sensitive Areas include wetlands, as defined by any Environmental Law, or any other area, development of which is specifically restricted under Applicable Law because of environmental reasons.

         3.14 No Undisclosed Liabilities. No member of the ADC Group (with respect to the BCD Business, the Purchased Assets or the Assumed Liabilities) has any Liability, except (a) to the extent reflected as a Liability on the Balance Sheet, (b) Liabilities, none of which, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect, (c) Liabilities disclosed on Schedule 3.14, or (d) Excluded Liabilities.

         3.15 Warranty Claims. The BCD Business Financial Statements reflect the warranty expense incurred by the BCD Business over the past two fiscal years. Except as set forth on Schedule 3.15 and the Balance Sheet, as of the date hereof, there are no pending or, to the Knowledge of the ADC Group, any basis for any threatened claims for the breach of any express or implied warranty made with respect to BCD Business, the Purchased Assets or the Assumed Liabilities, except for individual claims which involve claims for money, property or services of less than $10,000. Schedule 3.15 sets forth the standard warranty terms and conditions for products related to the BCD Business. Except as set forth on Schedule 3.15, all products sold by the ADC Group related to the BCD Business, the Purchased Assets or the Assumed Liabilities have been sold in conformity with the standard warranty terms and conditions and are not subject to any other express guaranty, warranty or other indemnity, except for such deviations therefrom that would not have a Material Adverse Effect. Since January 1, 2000, no Person has advised any member of the ADC Group in writing that it has any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any such product sold by the ADC Group prior to Closing.

         3.16 Purchased Assets.

           (a) Except as set forth on Schedule 3.16, all material tangible Purchased Assets are located at Meriden or Wallingford, CT, Buenos Aries, Argentina and Klagenfurt, Austria and any Purchased Assets that are not located on the Premises can be, as of Closing, identified as belonging to Buyers. Except as set forth on Schedule 3.16(a), all Purchased Assets are in the possession of a member of the ADC Group. The Purchased Assets that constitute the ADC Group's Inventory with regards to the BCD Business, consist of raw materials, work-in-process, consignment and finished goods salable by the ADC Group in the ordinary course of business consistent with past practice; provided however Buyers acknowledge that there is excess inventory relative to historical and projected sales and such inventory may not be saleable in the ordinary course of business consistent with past practice.

           (b) Except as set forth on Schedule 3.16(b) (and taking into account the Excluded Assets, the administrative services supplied to the BCD Business by ADC or its Affiliates, and the fact that the BCD Business is part of an integrated product and service offering within ADC whereby, among other things, the products and services marketed by the BCD Business were marketed with other products and services offered by the ADC Group which are not part of the BCD Business (such as connectivity products and system integration services)), the Purchased Assets and Buyers' rights under the Ancillary Agreements or this Agreement, constitute all of the assets, properties, agreements, licenses, Intellectual Property and other rights which are necessary to enable Buyers after the Closing to operate the BCD Business or the Purchased Assets in a manner substantially consistent with the ADC Group's practice over the past three years.

         3.17 Real Estate.

           (a) Schedule 3.17(a) lists all Purchased Assets or Assumed Liabilities pursuant to which the ADC Group (or any of them) lease, sublease or have a right of occupancy to any real property related to or used in the BCD Business (collectively, as heretofore modified, amended or extended, the "Leases"), including the identification of each of the lessors and the street addresses of all of the real estate demised under any of such leases (collectively, the "Leased Real Estate"). True and complete copies of the Leases have been provided by the ADC Group to Buyers. There have been no modifications, amendments, extensions, assignments or subleases of any of the Leases, oral or written, except for those listed on Schedule 3.17(a).

           (b) No member of the ADC Group has exercised any renewal option, rights of extension, rights of first refusal, options to purchase, or other options or rights of a similar nature in any of the Leases, nor has any member of the ADC Group waived its right to exercise same; all such rights are transferable, except as set forth in Schedule 3.17(b), with the Leases without penalty or limitation and shall continue in full force and effect after assignment of the Leases to Buyer.

           (c) No party other than one or more members of the ADC Group has any right to possession, occupancy or use of any of the Leased Real Estate, and a member of the ADC Group is in actual possession of the Leased Real Estate. To the Knowledge of the ADC Group, none of the parties under any of the Leases is currently in default thereunder beyond any applicable grace or notice periods, nor has any party under any of the Leases committed any act or failure to act which, but for the passage of time or the giving of notices would constitute a default under any provision of any of the Leases, other than defaults which have not had or would not reasonably be expected to have a Material Adverse Effect.

           (d) Except as set forth on Schedule 3.17(d), each of the Leases, all of the ADC Group's rights thereunder, and all related licenses, permits, certificates or other items used or necessary in connection with the Leases is freely assignable by the ADC Group without the necessity of obtaining consent from landlord, any mortgagee, or any other party, other than such leases or items which, if not assignable, would not reasonably be expected to have a Material Adverse Effect.

           (e) None of the Leases have been pledged or collaterally assigned as security by any member of the ADC Group or any predecessor of the ADC Group's interest therein, nor has any member of the ADC Group granted to anyone a security interest in the Leases or any of them, or any rights thereunder. Each of the Leases is valid and in full force and effect and is binding and enforceable in accordance with its terms, and the ADC Group has good and valid title to all the leasehold estates conveyed under the Leases free and clear of all Encumbrances, except for those Encumbrances which have not had or would not reasonably be expected to have a Material Adverse Effect.

           (f) No member of the ADC Group has received written notice from or has any Knowledge of any Governmental Authority or insurance company which has issued a policy with respect to any of the Leased Real Estate or any board of fire underwriters or other body performing similar functions or any other Person which (A) relates to or alleges a violation of or nonconformity with any zoning, building, safety, subdivision, wetlands or other similar law, code, rule, regulation, ordinance, permit, license, certificate, covenant, restriction or condition with respect to any of the Leased Real Estate or the use thereof, or
(B) requests the performance of any material repairs, alterations or other work to or in any of the Leased Real Estate, and, as to both Clause A and Clause B, which violations, nonconformances, repairs, alterations or other work have not yet been cured or performed and which have had or would reasonably be expected to have a Material Adverse Effect, as applicable. To the Knowledge of the ADC Group, there is no pending or threatened condemnation, expropriation, eminent domain, or similar proceeding affecting any of the Leased Real Estate.

           (g) There are no brokerage commissions or finder's fees due from any member of the ADC group which are currently due and unpaid with regard to any of the Leases or the Leased Real Estate, or which will become due at any time in the future with regard to the Leases or the Leased Real Estate.

           (h) To the Knowledge of the ADC Group, there have been no casualties or condemnation or eminent domain proceedings which could result in the termination by any landlord pursuant to the terms of such lease or pursuant to the written agreement of the landlord and tenant or in the exercise by any mortgagee of payment of casualty proceeds or condemnation or eminent domain awards for purposes other than reconstruction or replacement of the Leased Real Estate.

           3.18 Tax Matters. Except as set forth on Schedule 3.18:

           (a) All members of the ADC Group have (i) filed all Returns required to be filed with respect or relating to, in connection with or arising out of the Premises, the BCD Business or the Purchased Assets and each Return is true, complete and accurate, and (ii) timely paid all Taxes which are due and payable with respect or relating to, in connection with or arising out of the Premises, the BCD Business or the Purchased Assets, and (iii) in accordance with GAAP, provided for, on their books of account and related records, liability for all other current Taxes not yet paid with respect to, or in connection with or arising out of the Premises, the BCD Business or the Purchased Assets. No member of the ADC Group has received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment of Taxes with respect to, or in connection with or arising out of the Premises, the BCD Business or the Purchased Assets, which notice has not been satisfied by payment or been withdrawn, and there are no claims that have been asserted or threatened in writing relating to such Taxes against any member of the ADC Group.

           (b) There are no liens with respect to Taxes upon the Premises, the BCD Business or the Purchased Assets, other than customary liens for current Taxes not yet due and payable or for Taxes that any member of the ADC Group is contesting in good faith, as set forth on Schedule 3.18(b).

           (c) There is no action, suit, proceeding or claim currently pending regarding Taxes with respect to any member of the ADC Group in connection with the Premises, the BCD Business or the Purchased Assets. Except as set forth on the Disclosure Schedule, no Return of a member of the ADC Group is being examined by, and no written notification of intention to examine has been received from, any Governmental Authority. Except as set forth on the Disclosure Schedule, no presently effective waiver or extension of any statute of limitation with respect to Taxes has been given by or requested from any member of the ADC Group. Sellers have made available to Buyers true and complete copies of all income and gains tax Returns filed by the ADC Foreign Subsidiaries in each of the three most recent fiscal years ending prior to the date of this Agreement with respect to the ADC Foreign Subsidiaries.

           (d) There is no ruling issued (or closing agreement to which any member of the ADC Group is a party) concerning Taxes from (or with) any Governmental Authority which would have a Material Adverse Effect after the Closing Date.

           (e) All members of the ADC Group have withheld and deposited all Taxes required to be withheld and deposited with respect to payments made to employees and other persons.

         3.19 Intellectual Property.

           (a) Schedule 3.19(a) sets forth a true and complete list of all ADC registered Intellectual Property used in the Purchased Assets or the BCD Business, (the "BCD Intellectual Property") and material Intellectual Property licensed by ADC from third parties and used in the Purchased Assets and the BCD Business, and further identifies such Intellectual Property as either Purchased BCD Intellectual Property, Licensed BCD Intellectual Property or Assigned Third Party BCD Intellectual Property, as appropriate. The Intellectual Property transferred or licensed to Buyers pursuant to this Agreement and the Ancillary Agreements is sufficient to operate the BCD Business and to produce the products that are produced, marketed or sold by the ADC Group as part of the BCD Business as of the Closing Date in a manner substantially consistent with the ADC Group's practice over the past three years.

           (b) To the ADC Group's Knowledge with respect to the BCD Business, except as set forth in Schedule 3.19(b), the ADC Group and their respective Affiliates have not infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of third parties, and the ADC Group and their subsidiaries have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the members of the ADC Group must license third party Intellectual Property or refrain from selling any BCD Product, except for such infringement or violation that would not cause a Material Adverse Effect). To the Knowledge of the ADC Group, no third party has infringed upon, misappropriated, or otherwise come into conflict with or violated any BCD Intellectual Property, except for such infringements, misappropriations, conflicts or violations that would not constitute a Material Adverse Effect.

           (c) With respect to the Purchased BCD Intellectual Property and the Licensed BCD Intellectual Property, Schedule 3.19(c) identifies each patent, copyright or other registration that has been issued to the ADC Group and identifies each pending patent application or application for registration which any member of ADC Group has made, and identifies each license, agreement, or other permission which any member of the ADC Group has granted to any third party other than customers (together with any exceptions). With respect to the Purchased BCD Intellectual Property, the ADC Group has delivered to Buyers correct and complete copies of all such patents, registrations, applications and have made available to Buyers correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.19(c) also identifies each trade name or unregistered trademark or servicemark used by any member of the ADC Group in connection with the BCD Business or the Purchased Assets. Except for those items which would not cause a Material Adverse Effect with respect to each item of Purchased BCD Intellectual Property and the Licensed BCD Intellectual Property identified or required to be identified in Schedule 3.19(c):

               (i) the ADC Group has all right, title, and interest in and to the item, free and clear of any security interest, license within BRC's Exclusive Field of Use (as defined in the License Agreement), or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or, to the ADC Group's Knowledge, charge; and

               (iii) no action, suit, proceeding, hearing, claim, or investigation is pending, or to the Knowledge of the ADC Group is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item.

           (d) The ADC Group has delivered to Buyers correct and complete copies of all material licenses, sublicenses, agreements, and permissions (as amended to date) related to the Assigned Third Party BCD Intellectual Property. With respect to each item of material Assigned Third Party BCD Intellectual Property, to the Knowledge of the ADC Group, except for any item that has not had or would not be reasonably expected to have a Material Adverse Effect:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect as to the appropriate member of the ADC Group and the other parties thereto;

               (ii) assuming the receipt of any required consents, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

               (vi) the underlying item of material Assigned Third Party BCD Intellectual Property rights is not subject to any outstanding injunction, judgment, order, decree or, ruling; and

               (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand about which any member of the ADC Group has received notice is pending, or threatened, which challenges the legality, validity, or enforceability of the underlying item of material Assigned Third Party BCD Intellectual Property rights.

         3.20 Accounts. Except as set forth on Schedule 3.20, any Purchased Asset that constitutes an accounts receivable (the "Accounts Receivable") has arisen from a bona fide transaction in the ordinary course of business. Any Assumed Liability that constitutes an accounts payable (the "Accounts Payable") of the BCD Business has arisen from bona fide transactions in the ordinary course of business.

         3.21 Books and Records. Except as provided on Schedule 3.21, all documents made available by the ADC Group to Buyers for examination regarding BCD Business are originals or true and correct copies, and to the Knowledge of the ADC Group, documents material to the BCD Business, and to the Knowledge of the ADC Group all other material documents which Buyers have requested in connection with the transactions contemplated by this Agreement have been provided to Buyers. Except as set forth in any Schedule, the accounting books and records of the ADC Foreign Subsidiaries have been maintained in accordance with Applicable Law and accurately reflect the basis for the financial condition and results of operations of the ADC Foreign Subsidiaries as of the date thereof.

         3.22 Brokers, Finders, etc. The members of the ADC Group have not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission from Buyers in connection with such transactions.

         3.23 Affiliate Transactions. To the Knowledge of the ADC Group,
Schedule 3.23 lists all agreements, arrangements and currently proposed agreements and arrangements, by or between any ADC Foreign Subsidiary, on the one hand, with or for the benefit of any current or former partner, officer, director of any ADC Foreign Subsidiary, other than ordinary course of business employment agreements. To the Knowledge of the ADC Group, Schedule 3.23 lists all payments of any kind since October 31, 2000, from any ADC Foreign Subsidiary to or for the benefit of any current or former partner, officer or director of any ADC Foreign Subsidiary, other than salary, bonuses, incentive compensation and other benefits. To the Knowledge of the ADC Group, all such outstanding debts, agreements, arrangements or other obligations of any ADC Foreign Subsidiary to another of any other ADC Foreign Subsidiary were incurred in return for fair and adequate consideration paid or delivered by them in cash or other property and are reflected on the BCD Business Financial Statements.

           3.24 No Implied Representations. NOTWITHSTANDING ANYTHING CONTAINED IN THIS ARTICLE III OR ANY OTHER PROVISION OF THIS AGREEMENT (A) BUYERS AND THE ADC GROUP ACKNOWLEDGE AND AGREE THAT NEITHER THE ADC GROUP NOR ANY OF THEIR AFFILIATES, AGENTS, EMPLOYEES OR REPRESENTATIVES IS MAKING, WHETHER CONTAINED IN OR REFERRED TO IN THE EVALUATION MATERIALS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED TO BUYERS OR ANY OF THEIR AFFILIATES, AGENTS OR REPRESENTATIVES, ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN BY THE ADC GROUP IN THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE PROPERTIES OR ASSETS OF THE BCD BUSINESS OPERATED BY THE ADC GROUP AND (B) IT IS UNDERSTOOD THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN BUYERS TAKE SUCH BCD BUSINESS AND ASSETS AS IS AND WHERE IS WITH ALL FAULTS AND WITHOUT ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE BCD BUSINESS, LIABILITIES OR ASSETS.

                                   Article IV

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

           Each Buyer represents and warrants to Sellers that the statements contained below are true and correct, except as set forth in the disclosure schedule (the "Disclosure Schedule") delivered by Buyers to Sellers, on the date hereof and as of the Closing Date. If the disclosure provided by Buyers in the Disclosure Schedule is in greater detail than is required by the particular representation and warranty of Buyers in Article IV of the Agreement: (i) such disclosure is not an admission by Buyers that they believe the disclosed information is material; and (ii) no representation or warranty is made with respect to information contained in the Disclosure Schedule to the extent such information is not required to be disclosed because it is clearly below specific dollar thresholds specified in the representations and warranties contained in the Agreement. Furthermore, a threshold of materiality being provided by Buyers on a particular section of the Disclosure Schedule is not intended to be an indication of the threshold of materiality for any other section of the Disclosure Schedule. Nothing in the Disclosure Schedule constitutes an admission of any liability or obligation of Buyers to any third party or an admission against Buyers' interest. Terms defined in the Agreement are used with the same meaning in the Disclosure Schedule. Each item disclosed in the Disclosure Schedule shall constitute an exception to the representations and warranties given and shall be deemed to be disclosed with respect to each section of the Disclosure Schedule (i) that is specifically identified (by cross reference or otherwise) in the Disclosure Schedule as being qualified by such exception, or
(ii) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule, so long as such item is fairly described with reasonable particularity and detail.

         4.1 Organization and Authority. Buyers are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction set forth on Schedule 4.1, and Buyers have full corporate power and corporate authority to execute and deliver this Agreement and the Ancillary Agreements and to effect the transactions contemplated hereby and thereby and have duly authorized the execution, delivery and performance of this Agreement and the Ancillary Agreements by all necessary corporate action. Buyers have all corporate power and corporate authority necessary to carry on their business as now being conducted and to own or lease and operate their properties as and in the places where such businesses is now conducted and such properties are now owned, leased or operated.

         4.2 Authorization; Binding Obligation. This Agreement and the
Ancillary Agreements have been duly executed and delivered by Buyers and are the valid and legally binding obligations of Buyers, enforceable against them in accordance with their terms, subject to applicable bankruptcy moratorium, reorganization, insolvency and similar laws of general application relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether in equity or at law).

         4.3 No Violations.

           (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyers and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of the charter or by-laws or other governance document of Buyers or in a material violation of any statute, rule, regulation or ordinance applicable to Buyers or (ii) violate or result in a breach of or constitute an event of default (or an event which might, upon the passage of time or the giving of notice, or both, constitute an event of default) under any provision of, result in acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, material lease, agreement, instrument, order, judgment, decree or other material arrangement or commitment to which any Buyer is a party or by which its assets or properties are bound, or violate any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over Buyers or any of their assets or properties, except for such consents, approvals, orders or authorizations, registrations, declarations or filings where failure of compliance would not, individually or in the aggregate, have a material adverse effect on the ability of Buyers to consummate the transactions contemplated hereby, except where the failure of compliance would not have a material adverse effect on or delay the ability of Buyers to consummate the transactions contemplated hereby.

           (b) Except as set forth on Schedule 4.3(b), no consent, approval, order or authorization of or registration, declaration or filing with, any Person is required by Buyers in connection with the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, orders or authorizations, registrations, declarations or filings where failure of compliance would not, individually or in the aggregate, have a material adverse effect on the ability of Buyers to consummate the transactions contemplated hereby.

         4.4 Brokers, Finders, etc. Buyers have not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who would have a valid claim for a fee or commission from Sellers in connection with such transactions.

         4.5 Financial Capability. Buyers currently have available (either from their immediately available cash or from existing external financing sources, or a combination thereof) funds sufficient to pay the Cash Portion of the Purchase Price and consummate the transactions contemplated by this Agreement. On the Closing Date, after giving effect to the transactions contemplated by this Agreement and to all indebtedness being incurred on such date in connection therewith, none of the Buyers will (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) have unreasonably small capital with which to engage in its business or (c) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

         4.6 Inspections; Limitation of the ADC Group's Warranties. Buyers are informed and sophisticated participants in the transactions contemplated by this Agreement and have undertaken such investigation, and have been provided with and have evaluated certain documents and information in connection with the execution, delivery and performance of this Agreement. With respect to any financial projection or forecast delivered on behalf of the ADC Group to Buyers, Buyers acknowledge that there are uncertainties inherent in attempting to make such projections and forecasts and that they are familiar with such uncertainties. Buyers further acknowledge that they are acquiring the BCD Business without any representation or warranty, express or implied, by the ADC Group or any of their Affiliates except as expressly set forth in this Agreement or the Ancillary Agreements.

                                    Article V

                                CERTAIN COVENANTS

         5.1 Information.

           (a) The ADC Group and Buyers will provide to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) reasonable access to their respective officers and employees and reasonable access for inspection and copying of all Governmental Permits, Contracts and any other information existing at the

Closing Date and relating to the Purchased Assets, the Assumed Liabilities and the conduct of the BCD Business, and will make their respective officers and employees available, to the extent such availability does not unreasonably interfere with the conduct of the BCD Business by Buyers, or the conduct of the BCD Business by the ADC Group, as the case may be, as is reasonably necessary to enable the party requesting such information to: (i) comply with reporting, filing or other requirements related to the Purchased Assets, the Assumed Liabilities or the conduct of the BCD Business and imposed on such party by any local, state or federal court, agency or regulatory body or taxing authority;
(ii) assert or defend any claims or allegations in any arbitration or in any administrative or legal proceeding related to the Purchased Assets, the Assumed Liabilities or the conduct of the BCD Business other than claims or allegations which one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The ADC Group and Buyers shall each maintain all of the foregoing information in accordance with their normal document retention policies.

           (b) Subject to applicable law, the members of the ADC Group agree to make available to Buyers, for inspection and copying by Buyers, all employment and personnel records (including medical records) and information relating to any Transferred Employee.

           (c) The party requesting the information and assistance provided in clauses (a) and (b) of this Section 5.1 shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1 shall be during normal business hours and upon not less than two Business Days prior written request and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein. Buyers agree to preserve all business records and Governmental Permits delivered to them by Sellers for at least four (4) years after the Closing Date.

         5.2 Ancillary Agreements. On or prior to the Closing Date, Buyers shall execute and deliver to the ADC Group and the ADC Group shall execute and deliver to Buyers, the Ancillary Agreements.

         5.3 Tax Reporting and Allocation of Consideration. Buyers and Sellers recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 with each of their respective federal income tax returns and to comply with any similar provision of foreign law (the "Asset Acquisition Statement"). Accordingly, Buyers and Sellers agree to cooperate in the preparation of the Asset Acquisition Statement for timely filing in each of their respective federal income tax returns and any applicable foreign tax return in accordance with a written statement (the "Statement of Allocation"), prepared in accordance with Schedule 5.3 (to be attached at Closing), setting forth an allocation of the Purchase Price (which for such purpose shall be increased by the amount of the Assumed Liabilities) among the Purchased Assets (as applicable for each Statement of Allocation), and the covenants not to compete and not to solicit contained in Section 5.8 in accordance with the provisions of Section 1060 of the Code and the Treasury Regulations. On or before the Closing, Buyers shall prepare and deliver to Sellers a proposed Statement of Allocation. If Sellers approve the Statement of Allocation, then, unless otherwise prohibited by law, all federal, state and local income Tax returns of Buyers and Sellers shall be filed consistently with the allocations made pursuant to the Statement of Allocation. If Sellers do not approve the Statement of Allocation, Buyers and Sellers shall make good faith efforts to agree on the allocation of the consideration among the Purchased Assets and covenants. If Buyers and Sellers, after good faith negotiations, cannot agree on the allocation of the consideration within 120 days following the Closing Date, then no Statement of Allocation shall be prepared, and each party shall prepare and file its tax returns in accordance with its own allocations. Sellers and Buyers acknowledge and agree that (x) Sellers will be responsible for and perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Sellers to any Domestic Transferred Employee in connection with the operation of the BCD Business prior to the Closing; and (y) Buyers will be responsible for (on a system other than the system described in Section 5.15) and perform all tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyers to any Domestic Transferred Employee in connection with the operation of the BCD Business after the Closing. Sellers and Buyers agree to follow the Standard Procedure specified in Rev. Proc. 96-60, whereby, among other things, each will be responsible for the reporting duties with respect to its own wages and compensation to employees in connection with the operation of the BCD Business.

         5.4 Tax Matters. -----------

           (a) Buyers will be responsible for the preparation and filing of all Returns of the ADC Foreign Subsidiaries that are due after the Closing Date and all other Returns of the BCD Business for all taxable periods beginning after the Closing Date. Buyers will make all payments required with respect to any such Return. All Returns for which Buyers are responsible pursuant to this
Section 5.4(a) and that include a portion of a taxable period beginning before the Closing Date shall be prepared in a manner consistent with ADC's past practice, unless otherwise required by applicable law.

           (b) Sellers and Buyers shall provide reasonable cooperation and information to each other in connection with (i) the preparation or filing of any Return, amended Return, Tax election, Tax consent or certification, or any claim for a Tax refund, (ii) any determination of liability for Taxes, and (iii) any audit, examination or other proceeding in respect of Taxes related to the BCD Business. Such cooperation shall include (A) providing drafts of Returns described in Section 5.4(a) to be filed after the Closing Date that include a taxable period before the Closing Date to the other party for review and comment at least ten (10) days prior to filing, and (B) providing copies of all relevant Returns, together with accompanying schedules and related work papers, documents relating to determinations by any Governmental Authority and records containing the ownership and tax basis of property, which either party may possess. Sellers and Buyers shall make available on a reasonable basis, employees of the Sellers or Buyers as the case may be, whose reasonable out-of-pocket costs, if any, such as travel and lodging, shall be reimbursed by the party to which such employees are made available. Sellers and Buyers shall at their own cost and expense preserve all Returns, schedules, work papers and all material records or other documents relating thereto until the expiration of any applicable statute of limitations, including extensions thereof, provided that notice of such extension is given to the party which did not grant the extension. Sellers and Buyers shall not destroy or otherwise dispose of any Returns, schedules, work papers, information, records and documents without first providing the other party a reasonable opportunity to review and copy the same. The party requesting such information, records and documents shall bear the reasonable out-of-pocket costs and expenses incurred in connection with providing the same. Any information obtained under this Section 5.4 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Returns, claims for a Tax refund or in conducting any audit, examination or other proceeding in respect of Taxes.

           (c) Sellers shall have the right, at their own expense, to control any audit or examination by any Governmental Authority, to initiate any claim for refund, to amend any Return, or to contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any Taxes for any taxable period ending on or before the Closing Date, except that Sellers shall consult with Buyers and obtain Buyers' consent (which consent shall not be unreasonably withheld) as to any of the foregoing if Buyers, the Purchased Assets or the BCD Business may be adversely affected by such action. Buyers shall promptly notify Sellers of the receipt of all notices, audits, examinations or other proceedings, information or document requests, requests for conferences, meetings, interviews or testimony of employees of Buyers and other correspondence in respect of Taxes related the BCD Business or the Purchased Assets for any taxable period ending on or before the Closing Date. Sellers shall have the right, at their own expense to participate in all conferences, meetings, interviews or testimony of employees of Buyers and other correspondence in respect of Taxes related to the BCD Business or the Purchased Assets for any taxable period ending on or before the Closing Date. With respect to any audit or other proceeding relating to Taxes for taxable periods that begin before and end after the Closing Date ("Straddle Period Taxes"), Sellers shall have the right, at their own expense, to participate (i) in all conferences, meetings or proceedings with any Governmental Authority, the subject matter of which is or includes Straddle Period Taxes and (ii) in all appearances before any court, the subject matter of which is or includes Straddle Period Taxes. Buyers agree not to settle or compromise any issue relating to Straddle Period Taxes without Sellers' consent (which consent shall not be unreasonably withheld) unless Buyers first waive, in writing, any rights to indemnification they may have under this Agreement relating to such Straddle Period Taxes.

           (d) Effective as of the Closing Date, Sellers shall cause any tax sharing agreements in connection with the BCD Business or the Purchased Assets to which any ADC Foreign Subsidiary is a party to be terminated as to such ADC Foreign Subsidiary, and such ADC Foreign Subsidiary and Buyers shall have no current or continuing obligations under any such agreement after the Closing Date.

           (e) Sales taxes, transfer taxes, stamp taxes, conveyance taxes, excise taxes, mortgage taxes, intangible taxes, documentary recording taxes, value added taxes, license and registration fees, recording fees and any similar charges whatsoever imposed by any Governmental Authority, if any, imposed upon the transfer of the Purchased Assets or the assumption of the Assumed Liabilities hereunder and the filing of any instruments (the "Transfer Taxes") shall be shared equally by Buyers and Sellers.

           (f) Buyers and Sellers agree, upon request, prior to Closing and for a period of one year following Closing, to use their commercially reasonable efforts to obtain any certificate or other document from any government authority or other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

           (g) Buyers and Sellers hereby waive compliance with the bulk sales laws and other similar Laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement, including, but not limited to, any applicable state Tax Law that may require notification of state taxing authorities and related actions in respect of bulk sales of assets outside of the ordinary course of business.

         5.5 Employees and Employee Benefits.

           (a) Sellers shall provide to Buyers, to the extent permitted by Applicable Law, such information regarding the Business Employees as is contained in Sellers' personnel records, including (without limitation) copies of such records as may be reasonably requested by Buyers.

           (b) Buyers shall offer to hire, as of the Closing Date, subject to completion of a Form I-9 (and the truthfulness thereof) with respect to Domestic Employees and any drug testing to the extent required by law, the Domestic Employees identified on Schedule 5.5(b). Such offers of employment shall be extended one week or more prior to the Closing Date. Such Domestic Business Employees that accept Buyers' offer of employment shall be referred to herein as "Domestic Transferred Employees" and, together with the employees of the ADC Foreign Subsidiaries as of the Closing Date, shall be referred to as the "Transferred Employees". Sellers agree that any such Domestic Business Employees that Buyers wish to hire that decline such offer will not be eligible for severance benefits if they are terminated by Sellers, except for such severance benefits as may be required by Applicable Law.

           (c) Sellers shall retain responsibility for, salary, wages, commissions, bonuses, accrued vacation, benefits and related payroll taxes for all Domestic Transferred Employees for all periods up to and including the Closing Date, except that Buyers shall assume all accrued vacation and PTO balances outstanding as of the Closing Date for the Domestic Transferred Employees. Sellers shall pay the amount of salaries, wages, and benefits, including any accrued but unpaid commissions or bonuses earned through the Closing Date by each Domestic Business Employee on Sellers' next regularly scheduled pay date for that employee. Immediately following the Closing Date, Buyers shall assume responsibility for salary, wages, benefits, commissions earned with respect to service with Buyers following the Closing Date, and related payroll taxes, if applicable, with respect only to the Domestic Transferred Employees.

           (d) The initial base pay of each Transferred Employee shall be the same as the base pay of such Domestic Transferred Employee or Transferred Employee of an ADC Foreign Subsidiary on the Closing Date, as set forth on
Schedule 3.11(h). All other terms of employment of each Domestic Transferred Employee shall be determined by Buyers in their sole discretion, and nothing herein shall constitute an agreement to assume or be bound by any employment agreement or employee plan, or previous or existing collective bargaining agreement between any Seller and any representative of the Domestic Business Employees or a guaranty that any Business Employee who becomes a Transferred Employee shall be entitled to remain in the employment of Buyers for any specified period of time. To the contrary, employment with any Buyers will be employment at will. Buyers shall have the right to terminate the employment of any Transferred Employee at any time, for any reason, and to change the terms of such Transferred Employee's wages, salaries, and benefits consistent with law, subject to obligations of Buyers to such Transferred Employee under any collective bargaining agreement or by a requirement of law or any regulation thereunder. With respect to those Domestic Transferred Employees, Buyers shall: provide severance benefits to any such employee who is terminated without cause within six (6) months after the Closing Date, consistent with the severance schedule described on Schedule 5.5(d) hereto; and for a period of one hundred
(100) days following the Closing Date, not lay off or terminate, except for cause, any Domestic Transferred Employees.

           (e) Except as specifically described herein, Buyers will solely determine the terms of any employee benefit plan or plans for which each Domestic Transferred Employee and Transferred Employee of an ADC Foreign Subsidiary may be eligible, or in the case of a Transferred Employee of an ADC Foreign Subsidiary will continue to be eligible, following the Closing Date. Buyers shall establish the initial employee benefit plans for the Domestic Transferred Employees so as to be reasonably comparable in the aggregate to the employee benefit plans maintained by Buyers for their similarly situated employees (as determined by Buyers), but Buyers reserve the right to amend and/or terminate any such employee benefit plan subject to the requirements of Applicable Law. Buyers shall ensure that for purposes of (i) waiting periods for eligibility to participate under Buyers' employee benefit plans, (ii) vesting service periods under Buyers' 401(k) retirement plan, (iii) to the extent not inconsistent with insurance contracts and provided that any Domestic Transferred Employee satisfies the active service requirement under an insurance contract, any pre-existing condition limitation period or restriction under Buyers' medical and/or disability benefit plans and (iv) length of service periods for determining benefits under Buyers' vacation/paid time off program, and short-term disability plan in any such plan for which a Domestic Transferred Employee may be eligible on or after the Closing Date, that service by such Domestic Transferred Employee with Sellers shall be treated as service with Buyers to the extent Sellers recognized such service. For purposes of calculating severance payments under Buyers' commitment to provide severance benefits for a Domestic Transferred Employee who is terminated without cause within six months following the Closing Date as described in Section 5.5(d), Buyers shall treat each such Domestic Transferred Employee's service with Sellers as if it were service with Buyers. Buyers shall also recognize the accrued vacation and PTO balances accumulated by each Domestic Transferred Employee as of the Closing Date with respect to applying Buyers' vacation and PTO policies to such Domestic Transferred Employees; provided however, that Buyers may, at Buyers' sole option, pay the value of such accrued vacation/PTO balances to a Domestic Transferred Employee in cash to the extent such accrued vacation/PTO exceeds the maximum amount permitted under Buyers' vacation/PTO program.

           (f) Sellers shall be responsible for all liabilities and Sellers hereby agree to indemnify, defend and hold harmless Buyers against, and reimburse Buyers for, any loss that Buyers may at any time suffer or incur, or become subject to, as a result of or in connection with (i) Sellers' Domestic Plans or any obligations and liabilities arising under Sellers' employee benefit plans covering the Domestic Business Employees with respect to any event or benefit accrued on or prior to the Closing Date, (ii) COBRA coverage for Domestic Business Employees, former Domestic Business Employees or non-Transferred Domestic Employees, and their respective eligible beneficiaries for qualifying events occurring on or prior to the Closing Date, (iii) any employment, wrongful discharge, unfair labor practice, claims by Domestic Business Employees relating to acts or omissions occurring on or prior to the

Closing Date or other labor-related claim made by any Domestic Business Employee with respect to an event occurring on or prior to the Closing Date, and (iv) improper worker classification of any employee or independent contractor with respect to the BCD Business who was or is in the service of any Seller on or prior to the Closing Date.

           (g) Sellers shall cause the individual account balances of each Domestic Transferred Employee under the ADC Retirement Savings Plan (the 401(k)
Plan) to be 100% vested as of the Closing Date.

         5.6 Notice to Buyers. Prior to Closing, the ADC Group will promptly notify Buyers in writing of any event or fact which represents a breach of any of their representations, warranties, covenants or agreements hereunder, the effect of which would have a Material Adverse Effect. Prior to Closing, the ADC Group shall notify Buyers promptly of the occurrence of any of the following (the effect of which would have a Material Adverse Effect):

           (a) a fire or other casualty causing Damage to the Premises, the BCD Business or the Purchased Assets;

           (b) receipt of notice of eminent domain proceedings or condemnation of all or any part of the Premises;

           (c) receipt of a notice from any Governmental Authority or insurance underwriter relating to the condition, use or occupancy of the Premises, the BCD Business, the Purchased Assets or any real property adjacent to the Premises or setting forth any requirements with respect thereto;

           (d) receipt or delivery of any default or termination notice or claim of offset or defense to the payment of rent from any subtenant of the Leased Real Estate;

           (e) receipt of any notice of default from the holder of any lien or security interest in the Premises, the BCD Business, the Purchased Assets or any portion thereof;

           (f) notice of any actual or threatened litigation against any Seller or affecting or relating to the Premises, the BCD Business, the Purchased Assets or the transactions contemplated by this Agreement;

           (g) the commencement of any strike, lock-out, or boycott effecting the Premises, the BCD Business or the Purchased Assets; or

           (h) with regards to the Premises, the BCD Business or the Purchased Assets, the receipt of any real estate or other property tax assessment disputes (pending or threatened) prior to Closing and Sellers will not agree to any changes in the real estate or other property tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to prior tax assessments without Buyers' prior written consent, which consent shall not be unreasonably withheld. If any proceedings shall result in any reduction of assessment and/or tax for the tax year in which the Closing occurs, it is agreed that the amount of tax savings or refund for such tax year less the fees and disbursements in connection with such proceedings, shall be apportioned between


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

the parties as of the date real estate or other property taxes are apportioned under this Agreement.

         5.7 Conduct of the Business. Each member of the ADC Group hereby jointly and severally covenants to Buyers that, from the date hereof to the Closing, the ADC Group will conduct and use the BCD Business, the Purchased Assets, and the Assumed Liabilities only in the ordinary course of business and consistent with past practice over the past three years, except where the failure to so conduct the business would not have a Material Adverse Effect. Without limiting the generality of the foregoing, each member of the ADC Group hereby jointly and severally covenants to Buyers that from the date hereof to the Closing, solely insofar as the BCD Business, the Assumed Liabilities, and the Purchased Assets are concerned, each member of the ADC Group will use its commercially reasonable efforts to (provided however, the ADC Group shall not be deemed in breach of these covenants if the failure to perform these covenants would not have a Material Adverse Effect):

           (a) preserve the business and sales organization of each member of the ADC Group intact, keep available the services of the present officers of each member of the ADC Group and preserve intact their relationship and goodwill with respective suppliers, customers, employees, creditors and others having business or other dealings with the BCD Business;

           (b) maintain their respective books of account and records in its usual, regular and ordinary manner, consistent with its past practice;

           (c) maintain all Purchased BCD Intellectual Property, Licensed BCD Intellectual Property and material Assigned Third Party BCD Intellectual Property in the same standing as exists on the date hereof and continue the prosecution of all applications therefore;

           (d) timely perform and comply with, in all material respects, the provisions of all Contracts, commitments or other obligations relating to or affecting the Purchased Assets or the BCD Business;

           (e) maintain and keep in all material respects the Purchased Assets in at least as good condition and repair, ordinary wear and tear excepted, as the condition and repair of the Purchased Assets as of the date hereof;

           (f) pay when due all Taxes imposed on it or its income, profit or assets or otherwise required to be paid by it, and pay when due any liability or charge which, if unpaid, might become a lien or charge upon any of the Purchased Assets, except to the extent any such Tax, liability or charge is being contested in good faith through appropriate proceedings;

           (g) maintain in full force and effect and comply with, in all material respects, all Governmental Permits, certificates, licenses, approvals and authorizations required under all laws in connection with the BCD Business, and comply in all material respects with all laws, rules and regulations applicable to the BCD Business;

           (h) maintain the current management of the BCD Business, except for the Business Employees listed on Schedule 5.7(h);



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

           (i) provide access to Lynn Dugle and John Caezza on a regular basis to report on operational matters of materiality and the general status of ongoing operations to Buyers;

           (j) not enter into or amend any employment (excluding any changes to salaries of less than five percent), severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any Business Employees, except with respect to the Business Employees listed on Schedule 5.7(h);

           (k) not increase or decrease the aggregate number of the Business Employees and consultants by more than 5% without the prior permission of the Buyers, except as set forth on Schedule 5.7(h);

           (l) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

           (m) not enter into any agreement with a supplier providing for delivery to the ADC Group of materials or Inventory in amounts in excess of those which the ADC Group, using reasonable business judgment, reasonably project to be used or sold during the next calendar quarter; and

           (n) duly comply in all material respect with all applicable laws, regulations and orders, and shall not take or omit to take any action that would cause a default under or material breach of any Contract, commitment or obligation of the ADC Group.

         5.8 Covenant Not to Compete; Nonsolicitation.

           (a) For a period of three (3) years from and after the Closing Date, Sellers will not and will cause their majority-owned and controlled Affiliates (other than natural persons) not to, other than in the performance of Sellers' obligations under this Agreement or the Ancillary Agreements, directly or indirectly (i) manufacture, distribute, design, sell, offer or promote products directly competing with products within the BRC Exclusive Field of Use (as defined in the License Agreement)(the "BCD Protected Business"), or (ii) own, manage, operate, join, control or participate in the ownership, management, operation or control of any person or entity who or which at any relevant time during such period is engaged in any business directly competing with the BCD Protected Business; provided however, that nothing in this Section 5.8 shall prohibit Sellers from manufacturing, distributing, designing, selling, offering or promoting any products that may be used in more than one application (even if one of such applications is within the BCD Protected Business) so long as such activities are not targeted by Sellers, whether by design of the product or marketing efforts, at BRC's Exclusive Field of Use (as defined in the License Agreement).

           (b) With regard to the BCD Protected Business, for a period of three
(3) years from and after the Closing Date, Sellers will not and will cause its majority-owned and controlled Affiliates not to, directly solicit or attempt to solicit any person or entity who is or has been a customer, supplier, licensor, distributor or licensee of the BCD Protected Business during such period to cease its particular business relationship with the BCD Protected Business.

           (c) Nothing in this Agreement is to be construed as limiting Sellers' or their Affiliates' ability to conduct, or requiring Sellers or their Affiliates to alter the manner in which they conduct, any business existing prior to the Closing other than the BCD Protected Business. Without limiting the generality of the foregoing, Buyers acknowledge that Sellers will be providing services to, and selling products to, customers of the BCD Protected Business. Further, notwithstanding anything in this Agreement to the contrary, Sellers or any of their Affiliates may acquire a Person that engages in activities that would otherwise be prohibited by this Section 5.8 (a "Competitive Business") if
(i) at the time of such acquisition, the aggregate sales attributable to the Competitive Business of such Person as reflected in the most recently completed fiscal year of the Person to be acquired for which financial statements are then available are less than the greater of $25,000,000 or 25% of the total sales of such Person for such fiscal year and (ii) Sellers, or their Affiliates, as the case may be, cease to engage in such Competitive Business within 12 months after the consummation of the transaction. Finally, in the event all of the capital stock of ADC is acquired by a third party, the provisions of this Section 5.8 shall not apply to the acquirer (but the provisions shall continue with respect to ADC and its subsidiaries).

           (d) The ADC Group and Buyers expressly acknowledge that the scope of the noncompetition provisions set forth in this Section 5.8 is less than the scope of the BCD Business. The restrictive covenants contained in this Section are covenants independent of any other provision of this Agreement and the existence of any claim which any party to this Agreement may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of these covenants. Each Seller and Buyers agree that the other's remedies at law for any breach or threat of breach of the provisions of this Section will be inadequate, and that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 5.8 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such party may be entitled at law or equity. In the event of litigation regarding the covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of an actual violation during which the party seeking to enforce this covenant seeks to enforce this covenant. Should any provisions of this Section
5.8 be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable. Notwithstanding the forgoing, the provisions of this Section 5.8 shall not restrict Sellers from fulfilling their obligations under the Adatel Contract.

         5.9 Material Consents. The members of the ADC Group agree to use their commercially reasonable efforts to obtain prior to Closing, and if necessary, for a period of sixty days after Closing, all of the consents of third Persons which have been disclosed, or are required to be disclosed on
Schedule 3.4(b),which consents shall be in a form reasonably satisfactory to Buyers.

         5.10 Notice to Customers. Sellers agree, in consultation with Buyers, to promptly notify customers of the BCD Business of the consummation of the transactions contemplated by this Agreement.



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

         5.11 Confidentiality.

           (a) Any information provided to Buyers or their representatives or Affiliates pursuant to this Agreement shall be held by Buyers and their Affiliates in accordance with, and shall be subject to the terms of, the letter agreement between C-COR.net and ADC (the "Confidentiality Agreement"), which is hereby incorporated in this Agreement as though fully set forth herein and in accordance with such other terms and conditions as may otherwise be agreed by the parties; provided, that the provisions of this Section 5.11 shall expire following the Closing (except with respect to the provisions contained in the first paragraph on page 2 of the Confidentiality Agreement).

           (b) All information obtained by Buyers concerning the businesses of Sellers other than the BCD Business (the "Seller Proprietary Information") shall be used by Buyers solely as required to perform their obligations, or exercise or enforce their rights, under this Agreement or the Ancillary Agreements and for no other purpose. Buyers shall not disclose, or permit the disclosure of, any of the Seller Proprietary Information to any person except those persons to whom such disclosure is necessary to permit Buyers' performance of such obligations. Buyers shall treat, and will cause their Affiliates and the directors, officers, employees, agents, representatives and advisors of Buyers or any of their Affiliates to treat, the Seller Proprietary Information as confidential, using the same degree of care as Buyers normally employ to safeguard their own highly confidential information from unauthorized use or disclosure. Notwithstanding the foregoing, the term Seller Proprietary Information shall not include information which: (i) at the time of disclosure to Buyers by or on behalf of Sellers is already known to Buyers; (ii) is or becomes known or available to the public other than as a result of an unauthorized disclosure by Buyers or any of their Affiliates, or any of their respective directors, officers, employees, agents, representatives or advisors;
(iii) becomes known or available to Buyers without restrictions of confidentiality from a source other than Sellers, provided that such source is not bound by an agreement prohibiting such disclosure to Buyers; or (iv) is required to be disclosed by Buyers by law, regulation, court order or other legal process, provided that Buyers shall provide Sellers with prompt notice of such requirement so that Sellers may seek an appropriate protective order.

           (c) From and after the Closing Date, all information exclusively concerning the BCD Business (the "Buyer Proprietary Information") shall be used by Sellers and their Affiliates solely as required to perform their obligations, or exercise or enforce their rights, under this Agreement or any Ancillary Agreement and for no other purpose. Sellers shall not disclose, or permit the disclosure of, any of the Buyer Proprietary Information to any person except those persons to whom such disclosure is necessary to permit Sellers' performance of such obligations. Sellers shall treat, and will cause their Affiliates and the directors, officers, employees, agents, representatives and advisors of Sellers or any of their Affiliates to treat, the Buyer Proprietary Information as confidential, using the same degree of care as Sellers normally employ to safeguard their own highly confidential information from unauthorized use or disclosure. Notwithstanding the foregoing, the term Buyer Proprietary Information shall not include information which: (i) is or becomes known or available to the public other than as a result of an unauthorized disclosure by Sellers or any of their Affiliates, or any of their respective directors, officers, employees, agents, representatives or advisors; (ii) becomes known or available to Sellers without restrictions of confidentiality from a source other than Buyers, provided that such source is not bound by an agreement prohibiting such disclosure to Sellers; or (iii) is required to be disclosed by Sellers by law, regulation, court order or other legal process, provided that Sellers shall provide Buyers with prompt notice of such requirement so that Buyers may seek an appropriate protective order.

         5.12 Accounts Receivable and Related Claims. From and after the Closing, Sellers: (i) shall use their commercially reasonable efforts to provide information to Buyers, upon Buyers' reasonable request, in collecting the Accounts Receivable with respect to the ADC Foreign Subsidiaries; and (ii) shall not, (A) without the prior written consent of Buyers, waive or settle any claims or rights with respect to Accounts Receivable, or (B) take any action to interfere with or impair the collection by Buyers of any claims or rights which constitute Accounts Receivable.

           5.13 No Solicitation.

           (a) Prior to the termination of this Agreement, the Sellers may not, directly or indirectly, through any officer, director, employee, representative or agent of the Sellers or any of their majority-owned and controlled
Affiliates:

               (i) seek, initiate, or solicit any inquiries, proposals, or offers from any Person or group to acquire the BCD Business or any material assets (other than sales of inventory in the ordinary course of business) or liabilities associated with the BCD Business, or similar transaction involving the BCD Business, other than the transactions contemplated by this Agreement (any of the foregoing inquiries, proposals, or offers being an "Acquisition Proposal");

               (ii) engage in negotiations or discussions concerning an Acquisition Proposal with any Person or group or disclose or provide any non-public information relating to the BCD Business or afford access to the properties, books, or records of the Sellers relating to the BCD Business, to any Person or group that Sellers have reason to believe may be considering an Acquisition Proposal; or

               (iii) agree to, approve, or recommend any Acquisition Proposal.

           (b) Any violation of the restrictions set forth in Section 5.13(a) by any director, officer, or employee of the Sellers or any of the Sellers' financial advisers, attorneys, accountants, or other representatives, acting on behalf of the Sellers, shall be deemed a violation of Section 5.13(a) by the Sellers.

           (c) The Sellers shall immediately cease and cause to be terminated any activities, discussions, or negotiations, existing on the date hereof, with any person with respect to any Acquisition Proposal.

           5.14 Agreement to Cooperate.

           (a) Prior to Closing, subject to the terms and conditions herein provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to: (i) obtain all necessary or appropriate waivers, consents and approvals, (ii) effect all necessary registrations, filings and submissions, (iii) lift any injunction or other legal bar to the sale (and, in such case, to proceed with the sale as expeditiously as possible),
(iv) satisfy any other condition to Closing for which the party is responsible pursuant to Article VI, and (v) prepare share or quotas transfer agreements as are required by Applicable Law in Argentina or Austria (as appropriate). Subject to the terms of this Agreement, in the event that any of the Purchased Assets or Assumed Liabilities are not owned by the ADC Group and are owned by an Affiliate of the ADC Group, Sellers shall take such actions as are necessary to transfer such Purchased Assets or Assumed Liabilities to Buyers.

           (b) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement prior to Closing, each party shall have the right, at its own expense, to participate therein, and the other parties will not settle any such litigation without the consent of such party, which consent will not be unreasonably withheld.

           (c) Buyers shall change the names of the ADC Foreign Subsidiaries as promptly as reasonably practicable after Closing, but in no event later than 60 days after Closing, to no longer use the letters "ADC."

         5.15 Information Systems. For a period of up to 180 days following the Closing, Sellers agree to provide (a) use of Sellers' SAP ERP system (or a substantially equivalent system) for purposes of enabling Buyer to obtain information technology systems support for the BCD Business, Purchased Assets and Assumed Liabilities; and (b) associated reporting with respect to shipments, backlog and booking activity comparable to Sellers' current reporting practices on Sellers' ADC Analyzer system, provided that Buyers' acknowledge that no historical data will be provided except for opening balance information (collectively, the "Transition IT Support Services"). Such Transition IT Support Services will either be provided directly on Sellers' computer equipment or by an independent third party, shall be provided in a shared hardware environment, and shall be provided in a shared software environment with a separate database or "instance" for the BCD Business. Buyers acknowledge that Sellers intend to provide similar services with respect to other business units that Sellers may elect to divest, and that Sellers may elect to perform all such services in a shared hardware, and software environment, with separate databases or instances for each divested business unit. Accordingly, Sellers cannot guarantee that the operating environment will be secure as to each instance, and accordingly, Buyers may have access to data unrelated to the Purchased Assets and the Assumed Liabilities, and similarly other parties may have access to Buyers' data with respect to the Purchased Assets and Assumed Liabilities. Buyers will not intentionally access other parties' data and will treat all such non-Buyer data received inadvertently as Seller Proprietary Information subject to the provisions of the Confidentiality Agreement. Sellers will obtain a similar non-disclosure agreement from each other party to whom they are providing such services.



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

           Promptly after the date hereof, each party hereto shall appoint a team of appropriate individuals to coordinate the Transition IT Support Services. Sellers shall provide the Transition IT Support Services at no cost to Buyers for the first 150 days following the Closing. Buyers shall notify Sellers no later than 135 days following the Closing whether Buyer desires Sellers to continue to provide the Transition IT Support Services beyond 150 days. If such services are requested to be provided beyond 150 days after Closing, Buyers shall have the right to continue such services for one month and will pay Sellers the sum of $500,000. Buyers must give Sellers at least 15 days advance notice prior to any termination of such services.

           It is expressly understood and agreed that the Transition IT Support Services shall consist solely of the use of Sellers' existing SAP ERP system and associated reporting, with such modifications as may be deemed necessary, in Sellers' discretion, to segregate the activity of the Purchased Assets and Assumed Liabilities from Sellers' ongoing operations. Buyers shall be responsible for appointing and training all users of such system and all data conversion services that may be necessary to transfer the data from Sellers' system to Buyer's system. Notwithstanding the foregoing, Sellers' shall have the rights to require that Sellers' employees serve as the interface with the SAP ERP system, at Sellers' expense, subject to reasonable oversight by Buyers' employees.

         5.16 Financial Statements.

           Within 55 days after the Closing Sellers will provide to Buyers any audited financial statements of the BCD Business that Buyers are required to file with the Securities and Exchange Commission pursuant to Item 7(a) of Form 8-K. Sellers and Buyers shall share equally Arthur Anderson's fees associated with preparing such financial statements. Buyers shall be responsible for preparing and filing with the Securities and Exchange Commission any pro forma financial statements required by Item 7(b) of Form 8-K.

           5.17 Transfer of Facilities.

           As soon as practicable after Closing, but in no event later than 120 days after Closing, the Purchased Assets that are located in Sellers' facilities not constituting the Premises shall be relocated to the Premises. Buyers shall bear the costs associated with transferring such Purchased Assets to the Premises; however Sellers shall not charge Buyers rent or any other fees for 60 days following Closing for such Purchased Assets which remain on Sellers' property.

           5.18 Intellectual Property.

           (a) At Closing, Sellers and Broadband Royalty shall enter into a license agreement, substantially in the form attached hereto as Exhibit 5.18 (the "License Agreement").



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

         5.19 Customer and Supplier Contracts.

           At Closing, all Contracts shall be assigned to Buyers, unless such assignment is not permitted by the terms of such Contract. Prior to Closing and, if necessary, for a period of sixty (60) days after Closing, Sellers shall use their commercially reasonable efforts to cooperate with Buyers at no out-of-pocket cost to Sellers with respect to their efforts to enter into appropriate purchase, sales, distribution and reseller contracts with the suppliers and customers of the BCD Business. For a period of 60 days after the Closing Date, Sellers shall refer all customer inquiries and orders for products and services related to the BCD Business to Buyers. Notwithstanding the foregoing, prior to, and if necessary, for a period of 120 days after Closing, Sellers shall use their commercially reasonable efforts to procure all necessary consents required for the assignment of the Redback agreement to Buyers without any modifications materially adverse to the BCD Business or Buyers, provided that Sellers shall not be required by the foregoing to file a lawsuit against Redback in order to obtain its consent to the assignment of the Redback agreement to Buyers.

         5.20 Governmental Permits.

           Prior to, and if necessary, for a period of sixty (60) days after Closing, Sellers shall use their commercially reasonable efforts to transfer to Buyers all Governmental Permits, licenses, certificates of inspection, certificates of occupancy or other consents or authorizations necessary for or used to carry on the BCD Business, the Purchased Assets, or to use and occupy any one or more of the Premises, as are currently being conducted, occupied or utilized by Sellers, which are required by currently effective laws, rules or regulations. The ADC Group shall deliver to Buyers promptly after the date hereof copies of all governmental permits, licenses, certificates, building permits, variances, filings, registrations, authorizations and other consents and licenses relating to the use or occupancy of the Premises or the conduct of the BCD Business in Meriden and Wallingford, Connecticut, except for those governmental permits, licenses, certificates, building permits, variances, filings, registrations, or authorizations or other licenses or consents which would not have a Material Adverse Effect.

         5.21 Hub Scrub Reserve. As of the Closing Date, Sellers shall deliver
Schedule 5.21 which in good faith shall set forth any changes to the amount of the Hub Scrub reserve as set forth on the Balance Sheet resulting from actual pay-downs consistent with past practice that reduce such reserve (the amount of the Hub Scrub reserve as of the Closing Date shall be referred to herein as, the "Hub Scrub Reserve"). Such Schedule 5.21 shall be delivered to Buyers prior to Closing. In the event Buyers disagree with the amount of the Hub Scrub Reserve, Buyers shall notify Sellers within a reasonable period of time and the Hub Scrub Reserve shall be compared to the actual amount of the Hub Scrub Reserve as of the Closing Date. The amount of the Cash Portion of the Purchase Price shall be retroactively increased or decreased, as appropriate, to reflect any post-Closing adjustment to the amount of the Hub Scrub Reserve. Any payment due Buyers or Sellers resulting from such adjustment shall be paid to the appropriate parties within 30 days after the date the parties agree to the amount of the Hub Scrub Reserve as of the Closing Date. Any disputes between the parties as to the actual amount of the Hub Scrub Reserve shall be settled by a Neutral Auditor consistent with Section 2.6(c).

         5.22 Privilege and Litigation Matters.

           (a) Buyers and the ADC Group each acknowledge that: (i) the ADC Group (including their Affiliates) has or may obtain information (whether in documents or stored in any other form or known to employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges that Buyers may come into possession of or obtain access to in anticipation of or as a result of the transfer of the BCD Business pursuant to this Agreement ("Privileged Information"); (ii) there are a number of actual, threatened or future litigations, investigations, claims or other legal matters that have been or may be asserted against, or otherwise adversely affect, the ADC Group and/or Buyers, including the IBM, Lucent and British Telecom infringement claims ("Litigation Matters"), including matters that may be asserted against members of the ADC Group arising out of its ownership of the BCD Business prior to Closing and against Buyers arising out of their acquisition of the BCD Business pursuant to this Agreement; (iii) both Buyers and Sellers have a common legal interest in Litigation Matters relating to the BCD Business, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information; and (iv) both Buyers and Sellers intend that the Closing pursuant to this Agreement and any transfer of Privileged Information in anticipation of or as a result of transfer of the BCD Business shall not operate as a waiver of any potentially applicable privilege.

           (b) Unless otherwise ordered to do so by a court of competent jurisdiction, or as a result of the arbitration process described herein, Buyers and Sellers (and their Affiliates) agree not to disclose any Privileged Information, and otherwise not to waive any privilege that may cause disclosure of Privileged Information, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld. In the event of a disagreement between Buyers and Sellers concerning the reasonableness of withholding such consent, no disclosure shall be made prior to a resolution of such disagreement by arbitration (to which the parties hereby consent) pursuant to the rules of the American Arbitration Association by the three-person panel with respect to which the Buyers and Sellers shall each appoint one arbitrator and the third arbitrator, unless mutually agreed upon, shall be appointed by the American Arbitration Association (the panel shall have no authority to make any monetary award in favor of or against any party).

           (c) Upon Buyers and Sellers (or their Affiliates) receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise which requests disclosure of Privileged Information, the recipient of the notice shall promptly provide to the other a copy of such notice, the intended response, and all materials or information that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved is pursuant to arbitration as provided in subparagraph (b), Buyers and Sellers shall cooperate to assert all defenses to disclosure claimed by either party, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined. Notwithstanding the foregoing, no party shall be required to subject itself to a contempt order to fulfill its obligations of nondisclosure hereunder.

           (d) With respect to Litigation Matters in which Sellers (or their Affiliates) are or may be named as a defendant or are otherwise interested, Buyers (and their Affiliates) agree to provide Sellers access to all documents and witnesses that are transferred to their possession, custody or control pursuant to this Agreement, to respond to Sellers' requests for information to the same extent as if Sellers continued to own the BCD Business and otherwise to cooperate fully with Sellers.

           (e) The provisions of this Section 5.22 shall not be deemed to restrict any disclosure of information by either party reasonably related to the enforcement of such party's rights and remedies under this Agreement.

         5.23 Use of Premises by ADC Group after Closing. For a period of 120 days after Closing, Buyers shall permit employees of the BCD Business who are not Transferred Employees to continue to use the Premises in the same manner that such employees currently use the Premises.

         5.24 Transitional Trademark License.

           (a) As of the Closing Date, the ADC Group hereby grants to Buyers, and Buyers hereby accept, a non-exclusive, non-transferable, royalty-free, paid-up, worldwide license to use all of the trademarks used in the BCD Business as of the Closing Date (as such trademarks are then being used in the BCD Business) which are not part of the Purchased BCD Intellectual Property ("ADC Marks") as follows: (i) for a period of up to nine (9) months after the Closing Date, on the Inventory existing as of the Closing Date and on BCD Products produced by Buyers as provided under Section 5.24(a)(ii); (ii) for a period of up to sixty (60) days after the Closing Date, on BCD Products produced by Buyers as a result of the inclusion of the ADC Marks in tooling used to produce BCD Products; and (iii) for a period of up to sixty (60) days after the Closing Date, as a part of printed material relating to the BCD Business, such as product and employee manuals, existing as of the Closing Date; provided, however, that such license is being granted solely for transitional purposes and that Buyers shall therefore, notwithstanding the time periods provided for above, use their commercially reasonable best efforts to cease their use of the ADC Marks as +soon as practicable after the Closing Date.

           (b) Buyers shall not (i) add any other labels or marks to, or otherwise alter, the ADC Marks as used in the BCD Business as of the Closing Date (except as required by law); (ii) change in any way the style of the ADC Marks as used in the BCD Business as of the Closing Date; or (iii) otherwise use the ADC Marks in any manner other than as specifically provided in this Section 5.24.

           (c) Buyers acknowledge the ADC Group's ownership of the ADC Marks, shall do nothing inconsistent with such ownership, agree that all use of the ADC Marks by Buyers shall inure to the benefit and be on behalf of the ADC Group, and agree not to attack the title of the ADC Group to the ADC Marks. Nothing in this Agreement shall give Buyers any right, title or interest in the ADC Marks other than the right to use the ADC Marks strictly in accordance with this
Section 5.24. All use of the ADC Marks by Buyers under this Section 5.24 shall conform to the standards followed by the Sellers in operating the BCD Business prior to the Closing Date, and the ADC Group shall have the right to review the standards used by Buyers to operate the BCD Business after the Closing Date to ensure Buyers' compliance with this requirement.

           (d) Buyers shall not have the right to, and shall not, sublicense, assign, pledge, grant or otherwise encumber or transfer to any third party any rights licensed by the ADC Group to Buyers under this Section 5.24 without the ADC Group's prior written consent. The parties understand and agree that, in addition to all other legal remedies, the ADC Group shall have a right to immediate injunctive relief in order to enforce the terms of this Section 5.24.

           (e) Nothing in this Section 5.24, or any other provision of this Agreement or any provision of the Ancillary Agreements, shall grant the Buyers any rights in any Internet domain names, registrations or applications for registration, or renewals thereof, registered in the United States, Austria or Argentina or any other jurisdiction throughout the world.

         5.25 Notice of Quotas Transfer. After Closing and in accordance with Applicable Law, Buyers will notify the management of ADC Argentina of the transfer of the ADC Argentina Quotas from ADC Broadband and ADC International to C-COR.net and Broadband Capital.

         5.26 Estoppel Certificates.

           Sellers shall use commercially reasonable efforts to obtain, prior to Closing, estoppel certificates and lessor lien waivers (such estoppel certificates and waivers not to be conditioned on any increased rental, other payment, reduced term, or other change of lease terms), if applicable, in a form and substance reasonably acceptable to Buyers (the "Estoppel Certificates"), from each real property lessor of the Premises.

           5.27 Adatel Contracting.

           Buyers and Sellers agree to enter into an agreement providing that after the Closing Date Buyers shall supply the necessary BCD Products and services to Sellers upon terms and pricing consistent with Sellers' obligations in the Adatel Contract, to enable Sellers to fulfill their obligations under the Adatel Contract.



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

                                   Article VI

                                     CLOSING

         6.1 Conditions Precedent to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement and the Ancillary Agreements shall be conditioned upon: (a) all governmental waivers, consents, orders and approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in effect at the Closing Date, provided, however, that the failure of any party to obtain such consents or approvals shall not relieve such party of its obligation to consummate the transactions contemplated hereby if such failure is due to the default or delay of the party responsible for obtaining such consents and approvals; (b) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction having been enacted, entered, promulgated or enforced by any court, governmental authority or regulatory body which restrains, prohibits or prevents the consummation of the transactions contemplated hereunder; and (c) and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or Governmental Authority or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or which might have a Material Adverse Effect.

         6.2 Conditions Precedent to Buyers' Obligations. Buyers' obligations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by the
Buyers:

           (a) Performance. Sellers shall have performed in all material respects their agreements and covenants contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects (except to the extent a materiality exception has already been taken, then such representations and warranties shall be true and correct in all respects) on and as of the date made and shall be true and correct on the Closing Date as if made at and as of such date (except for representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date, and for representations and warranties for which a Material Adverse Effect exception has not already been taken, except for any inaccuracies which do not have a Material Adverse Effect), and the Buyers shall have received a certificate of the Chief Executive Officer, the President or a Vice President of Sellers, in form and substance reasonably satisfactory to the Buyers, to that effect.

           (b) Secretary's Certificate of Sellers. Each Seller shall have delivered to Buyers a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyers, of the Secretary or an Assistant Secretary of such Seller certifying that: (i) attached thereto is a complete and correct copy of resolutions adopted by the board of directors of such Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements executed in connection herewith by such Seller and the transfer of the Purchased Assets to Buyers hereunder, and that such resolutions, approvals and consents have not been amended or modified in any respect and


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

remain in full force and effect as of the date thereof; and (ii) that the persons named in the certificate required by Section 6.2(a) are duly elected, qualified and acting officers of such Seller and that set forth therein is a genuine signature or true facsimile thereof for each such officer.

           (c) Good Standing Certificates of Sellers. Each Seller shall have delivered to Buyers a certificate of good standing, or other such equivalent certificate, dated not more than ten days before the Closing Date, certifying that such Seller is a corporation in good standing in its jurisdiction of formation.

           (d) Ancillary Agreements. Sellers shall have duly executed and delivered the Ancillary Agreements to Buyers.

           (e) Satisfactory Instruments of Transfer. Sellers shall have delivered to Buyers duly executed copies of all instruments and documents required on Sellers' part to effectuate and consummate the transactions contemplated hereby, including, but not limited to, share or quotas transfer agreements (as appropriate), bills of sale, assumption agreements, assignment and assumption of leases and other conveyance documents, in form and substance satisfactory to Buyers, whereby all of Sellers' right, title and interest in and to the Purchased Assets and the Assumed Liabilities have been transferred and delivered to Buyers free and clear of any Encumbrances, other than Permitted Encumbrances.

           (f) Required Consents. Sellers shall have obtained all consents required for the assignment or transfer of all Governmental Permits or Contracts listed on Schedule 6.2(f) to Buyers, in form and substance reasonably satisfactory to Buyers.

           (g) Opinion of Counsel. Buyers shall have received an opinion of Oppenheimer Wolff & Donnelly LLP, Sellers' counsel, substantially in the form attached hereto as Exhibit 6.2(g).

         6.3 Conditions Precedent to Sellers' Obligations. Sellers' obligation to consummate the transactions contemplated hereby shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by Sellers:

           (a) Performance. Buyers shall have performed in all material respects their agreements and covenants contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Buyers contained in this Agreement shall be true and correct in all material respects (except to the extent a materiality exception has already been taken, then such representations and warranties shall be true and correct in all respects) on and as of the date made and shall be true and correct on the Closing Date as if made at and as of such date (except for representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date, and for representations and warranties for which a Material Adverse Effect exception has not already been taken, except for any inaccuracies which do not have a Material Adverse Effect), and the Sellers shall have received a certificate of the Chief Executive Officer, the President or a Vice President of Buyers, in form and substance reasonably satisfactory to the Sellers, to that effect.

           (b) Secretary's Certificates of Buyers. Buyers shall have delivered to Sellers a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers, of the Secretary or an Assistant Secretary of Buyers certifying (i) that attached thereto is a complete and correct copy of resolutions adopted by the board of directors of Buyers, authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements executed in connection herewith by Buyers and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof, and (ii) that the persons named therein are duly elected, qualified and acting officers of Buyers and that set forth therein is a genuine signature or true facsimile thereof for each such officer.

           (c) Good Standing Certificates of Buyers. Each Buyer shall have delivered to Sellers a certificate of good standing, or other such equivalent certificate, dated not more than ten days before the Closing Date, certifying that such Buyer is a corporation in good standing in its jurisdiction of formation.

           (d) Ancillary Agreements. Buyers shall have duly executed and delivered the Ancillary Agreements to Sellers.

           (e) Opinion of Counsel. Sellers shall have received an opinion of Ballard Spahr Andrews & Ingersoll, LLP, Buyers' counsel, substantially in the form attached hereto as Exhibit 6.3(e).

                                  Article VII

                          INDEMNIFICATION AND SURVIVAL

         7.1 Indemnification and Survival of Representations and Warranties and Covenants.


           (a) All of the representations and warranties of the ADC Group contained in this Agreement, except as set forth in Section 7.1(b), shall survive the Closing and continue in full force and effect for a period of twelve
(12) months from the Closing Date. ADC, ADC Broadband and ADC International agree to indemnify and hold Buyers harmless from any and all Adverse Consequences suffered by them arising out of or as a result of any breach of a representation or warranty by or covenant of the ADC Group set forth in this Agreement, provided that ADC, ADC Broadband and ADC International's aggregate indemnification obligation under this Section 7.1, except as set forth in
Section 7.1(b) shall be limited to (i) for covenants, an amount equal to 10% of the Cash Portion of the Purchase Price less any indemnity paid with respect to representations and warranties under this Section 7.1(a); and (ii) for representations and warranties, except as set forth in Section 7.1(b), an amount equal to 10% of the Cash Portion of the Purchase Price less any indemnity paid with respect to covenants under this Section 7.1(a) for all such claims which, together with the claims for Excluded Liabilities pursuant to Clause B of this
Section 7.1(a) exceed, in the aggregate, $500,000 (the "Basket Amount") and, if such amount is exceeded, Sellers shall be obligated to pay only the amount by which such aggregate Adverse Consequences exceed the Basket Amount. Additionally, ADC, ADC Broadband and ADC International shall indemnify Buyers for any and all Adverse Consequence arising out of or resulting from (A) the Excluded Liabilities set forth in Sections 2.4(a),(b) and (c) (without giving effect to the Basket Amount), and (B) all other Excluded Liabilities, for all such claims which, together with claims for breaches of representations and warranties under this Section 7.1(a), exceed the Basket Amount, and if such amount is exceeded, Sellers shall be obligated to pay only the amount by which such aggregate Adverse Consequences exceed the Basket Amount. The indemnification obligation for the Excluded Liabilities set forth in Sections 2.4(a), (b) and (c) shall be limited to an amount equal to the Cash Portion of the Purchase Price and shall survive indefinitely. The indemnification obligation for all Excluded Liabilities other than the specific Excluded Liabilities set forth in Sections 2.4(a), (b) and (c) shall be limited to an amount equal to 10% of the Cash Portion of the Purchase Price and shall survive indefinitely.

           (b) The representations and warranties of Sellers contained in: (i)
Section 3.13 ("Environmental Matters") and Section 3.7 ("Assets") shall survive the Closing and continue in full force and effect for a period of three (3) years from the Closing Date; and (ii) Section 3.18 ("Tax Matters") shall survive the Closing and continue in full force and effect until the termination date of the period of the applicable statute of limitations. ADC, ADC Broadband and ADC International agree to indemnify and hold Buyers harmless from any and all Adverse Consequences suffered by them arising out of or as a result of any breach of a representation or warranty by Sellers of the environmental, title and tax representations and warranties contained in Section 3.13, Section 3.7 and Section 3.18, and ADC, ADC Broadband and ADC International's aggregate indemnification obligation for such misrepresentation or breach shall be limited to (A) an amount equal to the Cash Portion of the Purchase Price for misrepresentations or breaches of Section 3.13 or Section 3.7 and (B) an amount equal to 10% of the Cash Portion of the Purchase Price (less any indemnity paid with respect to misrepresentations or breaches of representations, warranties or covenants pursuant to Section 7.1(a)) for misrepresentations and breaches of
Section 3.18.

           (c) All of the representations and warranties of Buyers contained in this Agreement, shall survive the Closing and continue in full force and effect for a period of twelve (12) months from the Closing Date. Buyers agree to indemnify and hold Sellers harmless from any and all losses suffered by them arising out of or as a result of any breach of a representation or warranty by or covenant of Buyers set forth in this Agreement, provided that Buyers aggregate indemnification shall be limited to (i) for covenants, an amount equal to 10% of the Cash Portion of the Purchase Price less any indemnity paid with respect to representations and warranties under this Section 7.1(c); and (ii) for representations and warranties, an amount equal to 10% of the Cash Portion of the Purchase Price less any indemnity paid with respect to covenants under this Section 7.1(c) for all such losses exceeding, in the aggregate, $500,000. Additionally, Buyers shall indemnify Sellers for any and all losses suffered by them arising out of or resulting from the Assumed Liabilities or Buyer's operation of the BCD Business after Closing and their indemnification obligation for the Assumed Liabilities (without giving effect to the Basket Amount) and Buyer's operation of the BCD Business after Closing shall be unlimited and shall survive indefinitely.

           (d) In the event any Buyer or any Seller, (as applicable, the "Indemnitee"), suffers any Adverse Consequences for which indemnification is available pursuant to Section 7.1(a), Section 7.1(b) or Section 7.1(c) other than a Third Party Claim (a "Claim"), the Indemnitee shall deliver written notice to the parties obligated to provide indemnification (the "Indemnitor") (setting forth in reasonable detail the nature and amount of the Claim, and any documentary evidence proving the existence of such Claim) (a "Claim Notice"), within the applicable time period that such representations, warranties or covenants remain in full force and effect, as set forth in Section 7.1(a),
Section 7.1(b) and Section 7.1(c) (the "Survival Period"). Upon receipt of the Claim Notice, the Indemnitor shall, assuming it agrees with the Claim Notice, promptly remit to the Indemnitee the Claim amount, subject to their indemnification limits set forth in Section 7.1(a), Section 7.1(b) and Section 7.1(c). If the Indemnitor object to the Claim, they shall deliver written notice to the Indemnitee on or before the fifteenth Business Day after their receipt of the Claim Notice, setting forth their objections to the Claim. The Indemnitee and the Indemnitor shall negotiate in good faith to resolve such dispute. If the Indemnitee and the Indemnitor are unable to resolve such dispute, it shall be settled by arbitration in accordance with the provisions of Section 7.1(e). If at the end of the applicable Survival Period there is an asserted but unresolved Claim, brought in good faith and in existence prior to the end of such Survival Period, the Indemnitee's entitlement to indemnification by the Indemnitor shall continue until the Claim is resolved as provided for herein.

           (e) Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement or the Ancillary Agreements, or any breach thereof, the party asserting such claim or breach shall give written notice (the "Dispute Notice") to each other party setting forth in reasonable detail the nature of such claim or alleged breach. Such dispute if not otherwise resolved by the parties shall be settled by arbitration before a single arbitrator selected by the parties in accordance with the rules of the American Arbitration Association. If the parties fail to agree upon an arbitrator within 20 days after the date of the Dispute Notice, then ADC and Buyers, shall each select an arbitrator within the following 10 days, the two arbitrators selected by the parties shall select a third arbitrator within 20 days, and all three arbitrators shall arbitrate the controversy or claim. The results of the arbitration shall be final binding and not subject to appeal.

           (f) If any third party shall notify any party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other party under this Article VII, then the Indemnitee shall promptly (and in any event within 15 business days after receiving notice of the Third Party Claim) notify the Indemnitor thereof in writing; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation under this Agreement except to the extent the Indemnitor thereby is prejudiced. The Indemnitor shall have the right to assume and control the defense of the Third Party Claim with counsel of its own choice reasonably satisfactory to the Indemnitee so long as the Indemnitor notifies the Indemnitee of such defense in writing within 30 days after the Indemnitee has given notice of the Third Party Claim; provided, however, that the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. So long as the Indemnitor has assumed and is conducting the defense of the Third Party Claim in accordance with this Section 7.1(d), (i) the Indemnitor shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnitor and does not impose an injunction or other equitable relief upon the Indemnitee, and (ii) the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld). In the event the Indemnitor does not assume and conduct the defense of the Third Party Claims in accordance with Section 7.1(d), the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably deems appropriate (and the Indemnitee need not consult with or obtain any consent from the Indemnitor in connection therewith).

           (g) The parties acknowledge and agree that after the Closing Date the foregoing indemnification provisions in this Section 7.1 shall be, with the exception of a claim based on fraud or breach of the License Agreement, the exclusive remedy of Buyers with respect to the breach of the representations, warranties and covenants of Sellers contained in this Agreement or with respect to the transactions contemplated by this Agreement.

           (h) All of the covenants contained in this Agreement shall survive the Closing and continue in full force and effect for the period set forth in such covenant, or if no period is set forth, for three years.

           (i) Notwithstanding anything in this Agreement to the contrary, in no event shall a Seller's individual aggregate indemnification obligation, or the Sellers' aggregate indemnification obligations, under Section 7.1(a) and Section 7.1(b) hereof exceed the Cash Portion of the Purchase Price.



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

                                  Article VIII

                                   TERMINATION

         8.1 Termination.

           (a) Generally. This Agreement may be terminated at any time before the Closing Date:

               (i) by mutual written consent of Buyers and the ADC Group; or

               (ii) by Buyers or by the ADC Group if the transactions contemplated hereby have not been consummated on or before August 31, 2001 (which date may be extended by the mutual written consent of Buyers and the ADC Group), provided that such failure to consummate the transaction is not due to the failure of the party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement, and provided further that the ADC Group may not terminate if it has received an Acquisition Proposal.

           (b) The ADC Group's Termination. The ADC Group may terminate this Agreement if:

               (i) any of the conditions set forth in Sections 6.1 or 6.3 shall become impossible to fulfill other than for reasons within the control of the ADC Group, and such conditions shall not have been waived under Section 6.3; or

               (ii) Buyers shall have: (A) failed to observe or perform in any material respect any of their covenants set forth in this Agreement that cannot be or has not been cured within 20 days of the giving of written notice to Buyers of such failure or, (B) materially breached a representation or warranty contained in Article IV or Article V hereof, and such breach cannot be or has not been cured within 20 days of the giving of written notice to Buyers of such breach, and the conditions set forth in Section 6.3(a) cannot be satisfied.

           (c) Buyers' Termination. Buyers may terminate this Agreement if:

               (i) any of the conditions set forth in Sections 6.1 or 6.2 shall become impossible to fulfill other than for reasons within the control of Buyers, and such conditions shall not have been waived under Section 6.3; or

               (ii) The ADC Group shall have: (A) failed to observe or perform in any material respect any of their covenants set forth in this Agreement that cannot be or has not been cured within 20 days of the giving of written notice to the ADC Group of such failure or, (B) breached a representation or warranty contained in Article III hereof, and such breach cannot be or has not been cured within 20 days of the giving of written notice to the ADC Group of such breach, and the condition set forth in Section 6.2(a) cannot be satisfied, except for breaches of representations and warranties for which a


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

           Material Adverse Effect exception has not already been taken, where such inaccuracy would not constitute a Material Adverse Effect.

         8.2 Procedure and Effect of Termination. Upon termination of this Agreement by the ADC Group or by Buyers under Section 8.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party to this Agreement, except (A) as provided in this Section 8.2,
Section 8.3, Section 9.2, Section 9.5, Section 9.7 and the Confidentiality Agreement, all of which shall survive the termination, or (B) to the extent the termination is the result of a breach by the party of a representation, warranty, or covenant contained in this Agreement. In addition, Buyers shall immediately return to the ADC Group any Confidential Information relating to the BCD Business or the Purchased Assets in the possession of Buyers or Buyers' agents.

         8.3 Waiver. At any time prior to the Closing Date, the parties hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any party hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   Article IX

                                  MISCELLANEOUS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if shipped outside of the United States, three Business Days after delivery to DHL, Federal Express or other internationally recognized two-day international express carrier, if sent for immediate delivery with fee prepaid; (ii) if shipped within the United States, one Business Day after delivery to Federal Express or other nationally recognized overnight express carrier, if sent for overnight delivery with fee prepaid, (iii) upon receipt if sent via facsimile with receipt confirmed, or
(iv) upon receipt if delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other:

                  If to the ADC Group, to:

                  ADC Telecommunications, Inc.
                  Office of the General Counsel
                  13625 Technology Drive
                  Eden Prairie, MN   55344-2252
                  Fax No.:  952-917-0637

                  With a copy to:

                  Oppenheimer Wolff & Donnelly LLP
                  Plaza VII, Suite 3300
                  45 South Seventh Street
                  Minneapolis, MN  55402-1609
                  Attn:  Timothy J. Scallen
                  Fax No.:  612-607-7100

                  If to Buyers, to:

                  C-COR.net Corp.
                  60 Decibel Road
                  State College, PA  16801
                  Attn:  David A. Woodle
                  Fax No.:  (814) 238-4065

                  With a copy to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, PA 19103
                  Attn: Brian D. Doerner
                  Fax No.: (215) 864-8999

         9.2 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses which are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

           9.3 Entire Agreement. The agreement of the parties, which is comprised of this Agreement and the Schedules hereto and the documents referred to herein, together with the Confidentiality Agreement, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated herein by reference.

           9.4 Assignment; Binding Effect; Severability. This Agreement may not be assigned by any party hereto without the written consent of the other party, which consent shall not be unreasonably withheld, provided, however, that any Buyer may assign its rights and obligations under this Agreement to a wholly-owned subsidiary of C-COR.net without Sellers' consent if C-COR.net remains fully responsible for all obligations assigned to such subsidiary. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party,


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

in which event the parties shall use best efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

         9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         9.6 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

         9.7 Public Announcement. Neither the ADC Group nor Buyers shall, without the approval of the other parties hereto, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case such party shall use its commercially reasonable efforts to advise the other parties thereof and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to (a) implement the provisions of this Agreement, or (b) comply with accounting, securities laws and Securities and Exchange Commission disclosure obligations.

         9.8 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall, (a) confer on any Person other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

         9.9 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact


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

that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         9.10 Amendments. No amendments, or variations of the terms or conditions of this Agreement shall be valid unless made in writing signed by all parties hereto.



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


                  IN WITNESS WHEREOF, Buyers and each Seller has caused this Agreement to be duly executed on its behalf by their duly authorized officers as of the day and year first written above.

                                   SELLERS:

                                   ADC TELECOMMUNICATIONS, INC.


                                   By:         /s/ Robert E. Switz
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   ADC BROADBAND COMMUNICATIONS, INC.


                                   By:         /s/ Robert E. Switz
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   ADC INTERNATIONAL HOLDING COMPANY


                                   By:         /s/ Robert E. Switz
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   ADC PHASOR ELECTRONICS GMBH


                                   By:        /s/ David Almeida
                                       -----------------------------------------
                                   Name: David Almeida
                                   Title:   Vice President, Finance

                                   ADC ARGENTINA, S.R.L.


                                   By:    /s/ Segismundo Casimiro Ulanowicz
                                       -----------------------------------------
                                   Name:Segismundo Casimiro Ulanlowicz
                                   Title: Director, Marketing

                                   BUYERS:

                                   C-COR.NET CORP.


                                   By:       /s/ William T. Hanelly
                                       -----------------------------------------
                                   Name:  William T. Hanelly
                                   Title:  Vice President, Finance and Secretary


                                   C-COR EUROPE HOLDING, B.V.


                                   By:       /s/ Gerhard Nederlof
                                   ---------------------------------------------
                                   Name:  Gerhard Nederlof
                                   Title:    Managing Director


                                   BROADBAND CAPITAL CORP.


                                   By:        /s/ George M. Savereno
                                        ----------------------------------------
                                   Name:  George M. Savereno
                                   Title:    President

                                   BROADBAND ROYALTY CORP.


                                   By:        /s/ George M. Savereno
                                        ----------------------------------------
                                   Name:  George M. Savereno
                                   Title:    President